Exhibit 2.4
GRUPO FINANCIERO GALICIA S.A.
as Issuer,
THE BANK OF NEW YORK MELLON
as Trustee, Registrar,
Principal Paying Agent and Principal Transfer Agent,
BANCO DE VALORES S.A.
as Co-Registrar, Trustee’s Representative in Argentina, Argentine Transfer Agent and Argentine
Paying Agent
and
THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
as Luxembourg Paying Agent and Luxembourg Transfer Agent
INDENTURE
Dated as of June 8, 2010
Class II, Series II Notes and Series III Notes

in an aggregate outstanding amount of up to US$45,000,000

i

EXHIBITS

EXHIBIT A-l Form of Regulation S Series II Global Note
EXHIBIT A-2 Form of Regulation S Series III Global Note
EXHIBIT B-1 Form of Regulation S Transfer Certificate
EXHIBIT B-2 Form of Regulation S Exchange Certificate
EXHIBIT C Forms of Transfer
EXHIBIT D Forms of Notes Legend

THIS INDENTURE, dated as of June 8, 2010 (this “Indenture”), among (i) Grupo Financiero Galicia S.A. (the “Company”), a sociedad anónima organized under the laws of the Republic of Argentina, (ii) The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”), registrar (in such capacity, the “Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent”), and transfer agent (in such capacity, the “Principal Transfer Agent”), (iii) Banco de Valores S.A., a (sociedad anónima) duly incorporated and existing under the laws of The Republic of Argentina authorized to conduct a banking business, as the Trustee’s representative in Argentina (in such capacity, the “Trustee’s Representative in Argentina”), and co-registrar (in such capacity, the “Co-Registrar”) and Argentine transfer agent (in such capacity, the “Argentine Transfer Agent”) and Argentine paying agent (in such capacity, the “Argentine Paying Agent”), and (iv) The Bank of New York Mellon (Luxembourg) S.A., a corporation (société anonyme) organized under the laws of the Grand Duchy of Luxembourg, as Luxembourg paying agent (in such capacity, the “Luxembourg Paying Agent” and, together with the Argentine Paying Agent, the Principal Paying Agent and any other paying agent appointed by the Company to act in such capacity in accordance with the terms hereof, the “Paying Agents”) and Luxembourg transfer agent (in such capacity, the “Luxembourg Transfer Agent” and, together with the Argentine Transfer Agent, the Principal Transfer Agent and any other transfer agent appointed by the Company to act in such capacity in accordance with the terms hereof, the “Transfer Agents”).
W I T N E S S E T H :
WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication and delivery and administration of its Class II, Series II Notes (as defined herein) and its Class II, Series III Notes (as defined herein), pursuant to the Company’s Global Short-, Medium- and Long-Term Notes Program for a maximum outstanding amount of US$60,000,000 (the “Program”);
WHEREAS, the Notes (as defined herein) will constitute obligaciones negociables issued pursuant to the Negotiable Obligations Law (as defined herein) and the regulations issued thereunder;
WHEREAS, the Company, pursuant to resolutions of its shareholders dated March 9, 2009, authorized the creation of the Program;
WHEREAS, the Company, pursuant to a meeting of the Board of Directors held on March 9, 2009, approved the terms and conditions of the Program;
WHEREAS, the Company pursuant to resolutions of the Board of Directors dated April 5, 2010, has duly authorized the issuance in the amount of up to $45,000,000 of the Notes, substantially in the form hereinafter set forth in such aggregate principal amount;
WHEREAS, the Trustee has reviewed the English translation of the resolutions of the Company referred to above authorizing the creation of the Program and the issuance of the Notes and hereby confirms that the terms and provisions of the Notes substantially reflect the terms of such resolutions; and

WHEREAS, all things and acts necessary to make this Indenture a valid indenture and agreement according to its terms have been done or had occurred.
NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the Holders (as defined below) thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:
ARTICLE I
GENERAL
SECTION 1.1. Definitions. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. References to the schedules and exhibits shall be construed to refer to the schedules and exhibits to this Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture. The terms defined in this Section 1.1 include the plural as well as the singular.
“Additional Amounts” has the meaning set forth in, in the case of the Series II Notes, Exhibit A-1 and, in the case of the Series III Notes, Exhibit A-2.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” or “Agents” has the meaning set forth in Section 1.2.
“Agent Members” has the meaning assigned to it in Section 2.8(1).
“Argentina” means the Republic of Argentina.
“Argentine Business Companies Law” means the Argentine Business Companies Law No. 19,550 (Ley de Sociedades Comerciales, Ley No. 19.550), as amended from time to time.
“Argentine GAAP” means generally accepted accounting principles in Argentina as in effect from time to time.
“Argentine Paying Agent” means Banco de Valores S.A. acting solely in the limited capacity set forth in Section 2.7(j) hereof and Section 4 of the Notes.

“Argentine Transfer Agent” means any person authorized by the Company to act as Transfer Agent in Argentina in accordance with the terms hereof and shall initially be Banco de Valores S.A.
“Authorized Person” means (i) in the case of the execution of any Note on behalf of the Company, a member of the Board of Directors and a member of the Statutory Auditors’ Committee of the Company, and (ii) in the case of any other action to be taken by or on behalf of the Company pursuant hereto, any officer of the Company duly authorized in writing to take actions under this Indenture on behalf of the Company and notified to the Trustee in writing.
“BASE” means the Buenos Aires Stock Exchange (Bolsa de Comercio de Buenos Aires).
“BASE’s Arbitral Tribunal” means The General Arbitral Tribunal of the Buenos Aires Stock Exchange (El Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires).
“Board of Directors” means either the Directorio (Board of Directors) of the Company or any committee of such Directorio duly authorized to act for it in respect hereof.
“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open, or not authorized to close, in the City of New York, in the City of Buenos Aires and in the Grand Duchy of Luxembourg.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, warrants, options, rights or other equivalents of or interests in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person other than a corporation, in each case whether now outstanding or hereafter issued, including any preferred stock.
“Certificated Note” means a Note issued in non-global, certificated form to a Person other than Euroclear or Clearstream or a Common Depositary in accordance with Section 2.1(a) and 2.8 or a nominee thereof as custodian.
“Clearstream” means Clearstream Banking Corporation.
“CNV” or “Comisión Nacional de Valores” means the Argentine National Securities Commission.
“Co-Registrar” means the person identified as “Co-Registrar” in the preamble to this Indenture and its successors and any other co-registrar appointed by the Company to act in such capacity in accordance with the terms hereof.
“Common Depositary” means a bank or a bank branch outside of the United States as designated by Euroclear and Clearstream to serve as common depositary of any Regulation S Global Note for Euroclear and Clearstream and any successor thereto and shall initially be The Bank of New York Depository (Nominees) Limited.

“Company” means Grupo Financiero Galicia S.A., a sociedad anónima organized under the laws of Argentina, and its successors and assigns.
“Company Order” means a written statement, request or order of the Company signed in its name by two Authorized Persons of the Company, and delivered to the Trustee.
“Control” when used in respect of any particular Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person whether through the ownership of voting securities or membership, partnership or other ownership interests, by contract or otherwise, and the terms “controlling”, “controlled by” and “under the common control with” have meanings correlative to the foregoing.
“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is located on the date hereof at The Bank of New York Mellon, 101 Barclay Street, Floor 4E, New York, New York 10286, Attention: Global Finance Unit, Fax: (212) 815 5603, or such other location as the Trustee may advise the Company in writing from time to time in accordance with the terms hereof.
“Date of Issuance” of any Note (or portion thereof) means the earlier of (a) the date of such Note and (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer or exchange or in substitution.
“Dealer” means any dealer, underwriter, selling agent or similar entity named in any underwriting, subscription, distribution, syndicated trade or similar agreement executed in connection with any issuance and sale of Notes. Unless the context otherwise requires, the term “Dealer” shall be deemed to include any purchaser of a Note which is not otherwise a Dealer and purchases such Note directly from the Company.
“Default Interest” has the meaning set forth in, in the case of the Series II Notes, Exhibit A-1 and, in the case of the Series III Notes, Exhibit A-2.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
“Event of Default” means any event or condition specified as such in Section 4.1.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Extraordinary Meetings” has the meaning ascribed thereto in Section 6.6(b).
“Holder,” “Holder of Notes,” “Noteholder” or other similar terms mean, with respect to any Note, the Person in whose name at the time such Note is registered in the Register.
“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and such term shall include the forms and terms of the Notes established as contemplated hereunder.

“Legended Certificated Note” means a Certificated Note bearing the Notes Legend.
“Luxembourg Paying Agent” means any Person authorized by the Company to repay the principal of, or interest on, any Notes in the Grand Duchy of Luxembourg in accordance with the terms hereof and shall initially be The Bank of New York Mellon (Luxembourg) S.A. with an office located at Vertigo Building — Polaris, 2-4 rue Eugène Ruppert, L-2453, Grand Duchy of Luxembourg.
“Luxembourg Transfer Agent” means any person authorized by the Company to act as Transfer Agent in the Grand Duchy of Luxembourg in accordance with the terms hereof and shall initially be The Bank of New York Mellon (Luxembourg) S.A. with an office located at Vertigo Building — Polaris, 2-4 rue Eugène Ruppert, L-2453, Grand Duchy of Luxembourg.
“MAE” means the Argentine Mercado Abierto Electrónico S.A.
“Negotiable Obligations Law” means the Argentine Negotiable Obligations Law No. 23,576 (Ley de Obligaciones Negociables No. 23.576), as amended by Argentine Law No. 23,962, and as further amended from time to time.
“Note” or “Notes” means, as the context may require, any Series II Notes and/or Series III Notes.
“Notes Legend” means the legend set forth in Exhibit D.
“Officers’ Certificate” means a certificate signed by any two Authorized Persons of the Company and delivered to the Trustee.
“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company.
“Ordinary Meetings” has the meaning set forth in Section 6.6(b).
“Outstanding” when used with reference to Notes, subject to the provisions of Section 6.4, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(i)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii)	Notes or portions thereof that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest, Additional Amounts or other amount thereon shall have been therefor deposited with the Trustee; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made by the Company; or

(iii)	Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands the Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.
“Paying Agent” means the Luxembourg Paying Agent, the Principal Paying Agent, the Argentine Paying Agent solely in the limited capacity set forth in Section 2.7(j) hereof and Section 4 of the Notes and any other paying agent appointed by the Company to act in such capacity in accordance with the terms hereof, including the Trustee.
“Payment Date” means the date on which payment of an installment of principal, interest or any other amount is due or any date fixed for redemption of any of the Notes as specified in, in the case of the Series II Notes, Exhibit A-1 and, in the case of the Series III Notes, Exhibit A-2; provided, that, notwithstanding anything to the contrary set forth in the Series II Note and/or Series III Note, to the extent that a payment of principal or interest is due with respect to any of the Notes during the Restricted Period, the date on which such payment of principal or interest is due and payable shall be the Business Day immediately succeeding the last day of the Restricted Period; provided, further, that the amount of such interest to be paid by the Company at the conclusion of the Restricted Period shall be calculated as of the applicable interest payment date set forth in the applicable Note and shall not include the time period, if any, between such interest payment date and the date on which payment is actually made.
“Person” means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity, or government or any agency or political subdivision thereof.
“principal” whenever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include premium, if any, and redemption amount, if any, and in the case of original issue discount Notes, the amortized face amount or other amount payable in respect thereof.
“Principal Paying Agent” means any Person authorized by the Company to act as a Paying Agent in connection with the Notes, which, as of the date hereof, shall be The Bank of New York Mellon with an office located at 101 Barclay Street, Floor 4E, New York, New York 10286, Attention: Global Finance Unit.

“Principal Transfer Agent” means any Person authorized by the Company to act as Transfer Agent in the United States in accordance with the terms hereof and shall initially be The Bank of New York Mellon.
“Program” has the meaning set forth in the first recital of this Indenture.
“Register” has the meaning set forth in Section 2.8(a).
“Registrar” means the Person identified as “Registrar” in the preamble to this Indenture.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Exchange Certificate” means a certificate substantially in the form of Exhibit B-2.
“Regulation S Global Note” means any Note deposited with the Common Depositary, in accordance with Section 2.1(a), initially sold outside of the United States in reliance on Regulation S, deposited with and registered in the name of the Common Depositary as custodian for Euroclear and/or Clearstream, for credit to the respective accounts of beneficial owners of the Regulation S Global Note represented thereby.
“Regulation S Transfer Certificate” means a certificate substantially in the form of Exhibit B-1.
“Responsible Officer,” when used with respect to the Trustee, the Trustee’s Representative in Argentina or any Agent, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee, the Trustee’s Representative in Argentina or such Agent, as applicable, customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Period” means, with respect to any Note, the period of 40 days after the completion of the distribution of all such Notes, as notified to the Trustee in writing by the Company.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Series II Notes” means the Class II, Series II Notes issued by the Company in accordance with the terms of the Program, the respective pricing supplement and this Indenture, and that have been authenticated and delivered under this Indenture, substantially in the form of Exhibit A-1.

“Series III Notes” means the Class II, Series III Notes issued by the Company in accordance with the terms of the Program, the respective pricing supplement and this Indenture, and that have been authenticated and delivered under this Indenture, substantially in the form of Exhibit A-2.
“Stated Maturity” means the date on which the principal under the Notes is payable pursuant to, in the case of the Series II Notes, Exhibit A-1 and, in the case of the Series III Notes, Exhibit A-2.
“Statutory Auditor’s Committee” means the Comisión Fiscalizadora of the Company.
“Subsidiary” means any corporation (“sociedad anónima”) where, at the time of determination, the Company and/or one or more of its Subsidiaries, directly or indirectly owns or controls more than fifty percent (50%) of the voting shares. For purposes of this definition, “control,” when used with respect to any particular Person, means the power to influence the direction and policies of that Person, directly or indirectly, whether by means of voting securities, by contract or otherwise.
“Transfer Agent” means the Luxembourg Transfer Agent, the Principal Transfer Agent, the Argentine Transfer Agent and any other transfer agent appointed by the Company to act in such capacity in accordance with the terms hereof, including the Trustee.
“Trustee” means the Person identified as the “Trustee” in the preamble to this Indenture and, subject to the provisions of Article V, shall also include any successor trustee, in accordance with the terms hereof.
“Trustee’s Representative in Argentina” means the Person identified as the representative of the Trustee in Argentina in the preamble of this Indenture in accordance with Section 5.13 hereof.
“United States” means United States of America.
“Unlegended Certificated Note” means a Certificated Note that does not bear the Notes Legend.
“US$”, “US dollars” and “Dollars” means the currency of the United States which at the relevant time is legal tender for the payment of public or private debts.
SECTION 1.2. Agents. (a) The Company hereby appoints each of the Registrar, the Co-Registrar, the Transfer Agents and the Paying Agents (collectively, the “Agents” and individually, an “Agent”) as its agent in relation to the Notes for the purposes specified in this Indenture and in the terms of the Notes applicable thereto and all matters incidental thereto. Each of the Agents shall have the rights, powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Company as the Company and such Agent may hereafter agree in writing. By execution of this Indenture, each of the Agents accepts its appointment as agent of the Company in relation to the Notes and shall comply with the provisions of this Indenture and the Notes applicable thereto.

(b) The Company may vary or terminate the appointment of any Agent at any time and from time to time upon giving at least 30 days’ written notice to such Agent and to the Trustee. Each Agent may at any time resign by giving no less than 30 days’ written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective. In the event that the Company fails to appoint a new Agent to succeed the resigning Agent within 30 days after receiving notice of such resignation, the resigning Agent shall have the power to appoint a successor Agent.
(c) In acting under this Indenture and in connection with the Notes, the Agents are each acting solely as an agent of the Company and do not assume any obligation or relationship of agency or trust for or with any of the Holders of the Notes. No Agent makes any representation as to the validity or sufficiency of this Indenture, any offering materials or the Notes. No Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.
(d) Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement, or other document to the extent that such communication conforms to the provisions set forth herein, and is believed by it, in good faith, to be genuine and to have been passed or signed by the proper parties.
(e) Each of the Agents may become the owners of, or acquire any interest in, any Notes, with the same rights that they would have if it were not acting in such capacity, and may engage or be interested in any financial or other transaction with the Company.
(f) The Company agrees to indemnify and defend each of the Agents and each of their respective officers, directors, employees and agents for, and to hold each of them harmless against any damage, loss, liability, cost, claim, action, demand or expense (including reasonable fees and expenses of legal counsel) arising out of or in connection with each of their respective appointments, or the exercise of each of their respective powers and rights and the performance of each of their respective duties hereunder, or the performance of any other duties pursuant to the terms and conditions hereof, except such as may result from each of their negligence, bad faith or willful misconduct or that of each of their respective officers or employees. Notwithstanding anything contained in this Indenture to the contrary, the indemnity set forth in this paragraph shall survive the payment of the Notes, the resignation or removal of any Agent and/or the termination of this Indenture.
(g) Except as otherwise provided herein, none of the Agents shall be liable for any action taken or omitted by it in good faith, in the absence of negligence and willful misconduct.

(h) Each Agent may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ, and such Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder. The Company covenants and agrees to pay to each Agent all such compensation agreed to in writing by the Company and each Agent and to reimburse each of the Agents for the reasonable and documented out of pocket expenses (including the reasonable fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder, including, without limitation, any payments made in connection with taxes or other charges relating to such services. The Company shall reimburse the relevant Agent for such expenses within 30 days from receiving a written request therefor together with the appropriate documentation for such expenses.
(i) The Company covenants and agrees to pay to each Agent from time to time, and each Agent shall be entitled to, such compensation as shall be agreed upon in writing by the Company and such Agent for all services rendered by it hereunder.
(j) None of the provisions contained in this Indenture shall require any of the Agents to expend, advance or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(k) The duties and obligations of each Agent with respect to the Notes and this Indenture shall be determined solely by the express provisions of this Indenture, and each Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against each such Agent. The duties and obligations of each Agent are several and not joint.
ARTICLE II
NOTES
SECTION 2.1. Forms Generally. (a) The form of any Note to be authenticated hereunder shall be designated in the Company Order in respect thereof delivered by the Company to the Trustee pursuant to Section 2.4, and the Trustee shall have no liability for the Company’s designation so made notwithstanding the provisions of this Section 2.1. The Notes shall be, with respect to the Series II Notes, substantially in the form attached as Exhibit A-1 hereto and, with respect to the Series III Notes, substantially in the form attached as Exhibit A-2 hereto. The Notes shall be issued in the form of one or more Regulation S Global Notes, which shall be exchangeable for Certificated Notes only in the limited circumstances set forth in Section 2.8, or Notes may be issued in the form of Certificated Notes, which shall be exchangeable for beneficial interests in a Regulation S Global Note only in the limited circumstances set forth in Section 2.8. Each Regulation S Global Note shall initially be registered in the name of and be delivered to the Common Depositary. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Common Depositary, as provided in this Indenture, and on the schedule affixed to the relevant Regulation S Global Note. The Notes may be issued in such other form (not inconsistent with this Indenture) as shall be established by or pursuant to resolutions of the Board of Directors, or one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Authorized Persons executing such Notes, as evidenced by their execution of such Notes, and all of which shall not affect the rights, duties or obligations of the Trustee or the Agents. The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the Authorized Persons executing the same may determine as evidenced by the execution thereof.

(b) The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed and subject to the prior approval of the CNV where applicable, all as determined by the Authorized Persons executing such Notes as evidenced by their execution of such Notes.
(c) The Company agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.
(d) In the event of any discrepancies between the provisions or definitions of this Indenture and the ones in any Note, the provisions and definitions of such Note will control.
SECTION 2.2. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:
This is one of the [Series II][Series III] Notes referred to in the within-mentioned Indenture.

[•],

as Trustee

By:
Authorized Signatory
SECTION 2.3. Aggregate Amount. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to US$45,000,000. If specified in the applicable Company Order, the Company may from time to time, without the consent of the Holders of any of the Outstanding Notes, create and issue further Notes for a higher aggregate principal amount; provided that CNV approval of such higher aggregate principal amount is received and provided, further that such further Notes have the same terms and conditions as either the Series II Notes or the Series III Notes, as applicable, in all respects (except for the first payment of interest, the Date of Issuance and the issue price or as may otherwise be provided in or pursuant to a resolution of the Board of Directors and/or any indenture supplemental hereto), and the further Notes shall form a single series with the previously Outstanding Series II Notes or Series III Notes, as applicable. A series of Notes need not be issued at the same time and may be reopened, without the consent of the Holders, to allow for the issuance of additional Notes, including for the issuance of additional Notes when required or authorized by the terms of such Notes.

SECTION 2.4. Authentication and Delivery of Notes. (a) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver one or more Notes executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section 2.4, and the Trustee shall thereafter authenticate and deliver such Notes to or upon the order of the Company (contained in the Company Order referred to below in this Section 2.4) or pursuant to such procedures as may be specified from time to time by a Company Order. Such Company Order may be transmitted via facsimile (with the original to be delivered by mail) and may provide written instructions or provide for further instructions from the Company as to the form and terms of such Notes. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon:
(i)	a Company Order requesting such authentication setting forth instructions as to delivery (if the Notes are not to be delivered to the Company) and completion of any terms not set forth in such Notes as executed by the Company or setting forth procedures as to such completion and delivery;
(ii)	any resolutions of the Board of Directors and an Officers’ Certificate, or, if applicable, in lieu of such resolutions and Officers’ Certificate, an executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of such Notes were established;
(iii)	to the extent the forms and terms of such Notes are determined pursuant to (and are not set forth in) resolutions of the Board of Directors or supplemental indentures pursuant to Sections 2.1 and 2.3, an Officers’ Certificate, prepared in accordance with Section 12.5, either setting forth the form or forms and terms of the Notes; and
(iv)	an Opinion of Counsel, prepared in accordance with Section 12.5, which shall state (a) that the form or forms and terms of such Notes have been or will, when established in compliance with procedures therein described, be duly authorized and established in conformity with the provisions of this Indenture; and (b) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with and subject to such matters as counsel may therein specify.
(b) The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.4 if the Trustee, (x) being advised by counsel, and after having consulted with counsel to the Company, determines that such action may not lawfully be taken, (y) acting in good faith through its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.

SECTION 2.5. Execution of Notes. (a) The Notes shall be executed on behalf of the Company by a member of its Board of Directors or any Authorized Person of the Company. Such signatures, in accordance with applicable laws and regulations, may be the manual or facsimile signatures of any Authorized Person or member of its Board of Directors. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.
(b) In case any Authorized Person or member of the Board of Directors who shall have signed the Notes shall cease to be such Authorized Person or member of the Board of Directors before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such Authorized Person or such member of the Board of Directors, as the case may be; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be proper Authorized Persons or members of the Board of Directors, as the case may be, although at the date of the execution and delivery of this Indenture any such Person was not such an Authorized Person or member of the Board of Directors, as the case may be.
SECTION 2.6. Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by or on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation together with a written statement of an Authorized Person or a member of the Board of Directors, as applicable, (which need not comply with Section 12.5 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
SECTION 2.7. Denomination and Date of Notes; Payments. (a) Subject to applicable laws and regulations, Notes shall be issued in denominations that are integral multiples of US$1, or otherwise as is set forth in the terms of such Notes established pursuant to Section 2.1 and in a Company Order relating to such Notes.
(b) Each Note shall be dated the date of its authentication. Each Note shall bear interest, if any, from the date and shall be payable on the dates, in each case, which shall be established as contemplated by Section 2.1.

(c) The Person in whose name any Note is registered at the close of business on any record date applicable with respect to any interest payment date for such Note shall be entitled to receive the interest (and principal, if any, payable other than at Stated Maturity or upon acceleration or redemption), if any, payable on such interest payment date notwithstanding any transfer or exchange of such Note subsequent to the record date and prior to such interest payment date; provided that (i) if and to the extent the Company shall default in the payment of the interest (including Additional Amounts) due on such interest payment date for such Note, such defaulted interest (including Additional Amounts) shall be paid to the Persons in whose names such Note is registered at the close of business on a special record date (which shall be not less than 15 days prior to the date of payment of such defaulted interest) established by the Company and notice given by mail by or on behalf of the Company to the Holders of Notes not less than 15 days preceding such special record date and (ii) interest payable at Stated Maturity or upon acceleration or redemption will be payable to the person to whom principal shall be payable. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in, in the case of the Series II Notes, Exhibit A-1 hereto and, in the case of the Series III Notes, Exhibit A-2 hereto. The term “special record date” as used with respect to the payment of defaulted interest shall be a date set by the Company as described above.
(d) Except as otherwise provided in the Notes, on or prior to 10:00 a.m. New York City time, on each Payment Date, the Company shall deposit with the Principal Paying Agent in immediately available funds money sufficient to pay the principal of, Additional Amounts, if any, and/or interest on the Notes due on such Payment Date.
(e) Except as otherwise provided in the Notes, payments of the principal, interest, Additional Amounts, if any, and other amounts on or in respect of any Regulation S Global Note will be made to the Principal Paying Agent for subsequent distribution to the Common Depositary in accordance with such depositary’s procedures, or to its nominee (or any successor thereto) as the registered owner thereof. Neither the Company, the Trustee nor any Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Regulation S Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.
(f) Except as otherwise provided in the Notes, payments of the principal, interest, Additional Amounts, if any, and other amounts on or in respect of any Certificated Note at Stated Maturity or upon acceleration or redemption will be made in New York City by transfer of immediately available funds to the Principal Paying Agent (and subsequently to the Holder thereof) upon surrender of such Note at the Corporate Trust Office. Except as otherwise provided in the Notes, payments of the principal, interest, Additional Amounts and any other amounts on or in respect of Certificated Notes to be made other than at Stated Maturity or upon redemption will be made to the Principal Paying Agent (and subsequently to the Holder thereof) in New York City by transfer of immediately available funds on the due date for such payment.
(g) Except as otherwise provided in the Notes, the Company will pay all amounts with respect to the principal of and interest on the Notes in US dollars to the Principal Paying Agent.

(h) At least ten (10) days prior to the first Payment Date on the Notes and at least ten (10) days prior to each Payment Date thereafter, the Company shall furnish the Trustee, the Principal Paying Agent, the Luxembourg Paying Agent and, to the extent payments are made in accordance with Section 2.7(j) hereof and Section 4 of the Note, the Argentine Paying Agent, with an Officers’ Certificate (but only if there has been any change with respect to the matters set forth in any previously delivered Officers’ Certificate) instructing the Trustee and the applicable Paying Agent as to whether such payment of principal of or any interest on such Notes shall be made without deduction of withholding for or on account of any tax, duty, assessment or other governmental charge required in Argentina. If any such deduction or withholding shall be required in Argentina, then such certificate shall specify the amount, if any, required to be deducted or withheld on such payment to the relevant recipient, shall certify that the Company shall pay such deduction or withholding amount to the appropriate taxing authority, and shall certify that the Company shall pay or cause to be paid to the Trustee or such Paying Agent Additional Amounts, if any, required. The Company agrees to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, liability or expense reasonably incurred without bad faith, negligence or willful misconduct on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers’ Certificate furnished pursuant to this Section 2.7(h) or any failure to furnish such a certificate. The obligations of the Company under this Section 2.7(h) shall survive the payment of the Notes, the resignation or removal of the Trustee or any Paying Agent and/or termination of this Indenture.
(i) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, as applicable, all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Amounts, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require the applicable Paying Agent to pay all money held by it to the Trustee. The Company at any time may require any Paying Agent to pay all money held by it to the Trustee. Upon payment to the Trustee of any or all money previously held by a Paying Agent, such Paying Agent (if other than the Company or a Subsidiary) will have no further liability with respect to the transferred money. If the Company or a Subsidiary acts as a Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee, as applicable, all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, to the extent the Trustee is not serving as the Principal Paying Agent at such time, the Trustee will serve as the Principal Paying Agent for the Notes. Upon the Company’s repayment in full of the Notes, and so long as the Paying Agent no longer holds any money payable to the Holders or the Trustee, as the case may be, in connection with this Indenture or the Notes, and in any event after 30 calendar days following the last Payment Date, each Paying Agent shall be relieved of any of its obligations under this Indenture and the Notes and any actions, other than the exercise of its rights, required to be taken by each Paying Agent under this Indenture or the Notes, shall be taken by the Company or its Subsidiaries.

(j) To the extent that the Company is unable to make a payment in respect of the Notes in US dollars due to the circumstances described in Section 4 of the Notes attached hereto, the Company will provide to each of the Trustee, the Argentine Paying Agent, Euroclear and/or Clearstream (as applicable), written notice of the same at least five (5) Business Days prior to the applicable Payment Date unless the circumstances described in such Section 4 are not known to the Company on such date, in which case, the Company shall provide to each of the Trustee, the Argentine Paying Agent, Euroclear and/or Clearstream (as applicable), with notice thereof no later than one (1) Business Day prior to the applicable Payment Date. In such notice, the Company shall include the following information: (i) the amount of US dollars to be paid, that should be delivered in Pesos to the Argentine Paying Agent Peso denominated account and the mechanism to calculate the Applicable Exchange Rate to be used on the applicable Payment Date to calculate the Dollar exchange rate; (ii) the information regarding the Peso denominated account of the representative of Euroclear and/or Clearstream in Argentina into which the amounts received by the Argentine Paying Agent are to be deposited; and (iii) the entity from which the amounts to be paid by the Company are to be delivered to the Argentine Paying Agent. The Trustee shall procure from the Common Depositary the allocation between Euroclear and/or Clearstream and shall communicate the same in writing to the Argentine Paying Agent and the Company at least three (3) Business Days prior to the applicable Payment Date, unless the Trustee does not receive the Company’s notice in respect thereof by such fifth Business Day prior to the applicable Payment Date, in which case the Trustee shall provide notice to the Argentine Paying Agent and the Company as soon as practicable. In addition, the Company, contemporaneously with the delivery of the notice to the Trustee contemplated in this Section 2.7(j), shall deliver to each Holder of the Notes, a notice setting forth the information sent to the Trustee (as contemplated above) and a description of the mechanics for the receipt by the Holders of the Notes of the related Peso denominated payments, including, as applicable, any information relating to the need of any participant in Euroclear and/or Clearstream to open accounts in Argentina for the receipt of the relevant funds. The Company agrees to deliver to the Argentine Paying Agent the relevant amount of Pesos prior to 4:30 p.m. City of Buenos Aires time on the applicable Payment Date, for subsequent transfer by the Argentine Paying Agent to the Peso denominated account of the representative of Euroclear and/or Clearstream in Argentina as soon practicable to the extent all the necessary information has been received. In addition, in any such circumstance, in respect of any Certificated Notes, payments on account of such Certificated Notes shall be made in Pesos by the Argentine Paying Agent to such account in Argentina, to the extent permitted by applicable laws and regulations, notified in writing by the Company as instructed by the Holder of such Certificated Notes.
SECTION 2.8. Registration. (a) The Registrar will keep a register (the “Register”) at its office for the registration of ownership, exchange and transfer of Notes. In the case of the replacement of the Notes, the Register will include notations of the Note so replaced, and the Note issued in replacement thereof. In the case of the cancellation of the Notes, the Register will include notations of the Note so cancelled and the date on which such Note was cancelled. The Co-Registrar shall also maintain a record of all registrations of ownership, exchange and transfer of Notes at its office in the City of Buenos Aires, Argentina. The Co-Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co-Registrar of any registration of ownership, exchange or transfer of Notes (it being understood that the Co-Registrar or Registrar, as applicable, shall have no obligation to record any registration of ownership, exchange or transfer of Notes not effected through it unless it has received notice from the Registrar or Co-Registrar, as applicable). The Register will show the amount of the Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Notes and any payment instructions with respect thereto (if different from a Holder’s registered address). The Registrar and the Co-Registrar shall at all reasonable times during office hours make the Register available to the Company or any Person authorized by the Company in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense and written direction of the Company, the Registrar and the Co-Registrar shall deliver to such Persons all lists of Holders of Notes, their addresses and amounts of such holdings as the Company may request. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Registrar shall maintain the Register in written or electronic form in the English language, and the Co-Registrar shall maintain duplicates thereof in the Spanish language.
(c) Subject to Sections 2.8(g), (h) and (i), no restrictions shall apply to the transfer or registration of transfer of an Unlegended Certificated Note to a transferee that takes delivery in the form of an Unlegended Certificated Note. By acceptance of a Legended Certificated Note, whether upon original issuance or subsequent transfer, each Holder of such Legended Certificated Note will be deemed to acknowledge the restrictions on the transfer of such Legended Certificated Note set forth in the Notes Legend and will agree that it will transfer such Legended Certificated Note only as provided herein and therein. In addition to the provisions of Sections 2.8(g), (h) and (i), the Registrar shall only register the transfer of a Legended Certificated Note for another Certificated Note if prior to transfer the transferee furnishes to the Trustee and the Company (x) if requested by the Company, an Opinion of Counsel in form satisfactory to the Company, that such transfer is in compliance with the Securities Act and other applicable laws and (y) such other certifications, legal opinions or other information acceptable to the Company that such transfer is in compliance with the Securities Act and other applicable laws. Notwithstanding anything to the contrary set forth herein, during the Restricted Period, (i) Notes shall only be held through Euroclear and/or Clearstream, (ii) the Trustee shall not authenticate any Notes during the Restricted Period that would result in a violation of such limitation, (iii) no Note shall be transferred or exchanged in a manner that would result in a violation of such limitation and (iv) no payments of any principal or interest shall be made with respect to the Notes. Further, during the Restricted Period, any reference herein to a Regulation S Global Note shall be deemed to be a reference to a temporary Regulation S Global Note that bears the entire Notes Legend. Following the conclusion of the Restricted Period, any reference herein to a Regulation S Global Note shall be deemed to be a reference to a permanent Regulation S Global Note, the legend on which will not include the first two paragraphs of the Notes Legend. In addition, any payments of any principal or interest that become due and payable during the Restricted Period shall be paid to the applicable Holders upon the conclusion of the Restricted Period.

(d) Subject to Sections 2.8(g), (h) and (i), an exchange or transfer of a beneficial interest in any Regulation S Global Note for a Certificated Note or Certificated Notes, an exchange or transfer of a Certificated Note or Certificated Notes for a beneficial interest in any Regulation S Global Note or an exchange or transfer of a Certificated Note or Certificated Notes for another Certificated Note or Certificated Notes (in each case whether or not such exchange, if applicable, is made in anticipation of a subsequent transfer, and in the case of a Regulation S Global Note, so long as such Regulation S Global Note remains Outstanding and is held by or on behalf of the Common Depositary) may be made only in accordance with this Section 2.8(d) and in accordance with the rules of Euroclear or Clearstream, as applicable. In addition, in connection with such exchanges or transfers, the following regulations shall be applicable:
(i) A Holder of a Legended Certificated Note may exchange such Legended Certificated Note for a beneficial interest in a Regulation S Global Note if such Holder furnishes to the Company and to the Trustee a Regulation S Exchange Certificate. In addition, the holder of a beneficial interest in a Regulation S Global Note may exchange such beneficial interest for a Legended Certificated Note if such holder of a beneficial interest furnishes to the Company and the Trustee a Regulation S Exchange Certificate. A Holder of a Legended Certificated Note may transfer such Legended Certificated Note to a Person taking delivery in respect of such transfer of a beneficial interest in a Regulation S Global Note if such Holder furnishes to the Company and to the Trustee a Regulation S Transfer Certificate. In addition, a holder of a beneficial interest in a Regulation S Global Note may transfer such beneficial interest to a Person taking delivery in respect of such transfer of a Legended Certificated Note if such holder of a beneficial interest furnishes to the Company and the Trustee either (x) a Regulation S Transfer Certificate or (y) an Opinion of Counsel in form satisfactory to the Company, that such transfer is in compliance with the Securities Act and other applicable laws and such other certifications, legal opinions or other information acceptable to the Company that such transfer is in compliance with the Securities Act and other applicable laws. Finally, a Holder of a Legended Certificated Note may transfer such Legended Certificated Note to a transferee that will hold a Legended Certificated Note subject to the transfer restrictions related to Regulation S if such Holder furnishes to the Company and the Trustee a Regulation S Transfer Certificate.
(ii) In the case of (A) a beneficial interest in a Regulation S Global Note being exchanged for or transferred to an exchangee or a transferee, as applicable, that takes delivery in the form of, as applicable, a Certificated Note or Certificated Notes pursuant to a transaction that is not subject to Regulation S and (B) a Legended Certificated Note being exchanged for or transferred to an exchangee or a transferee, as applicable, that takes delivery in the form of, as applicable, a Certificated Note or Certificated Notes pursuant to a transaction that is not subject to Regulation S, the Registrar shall only register each such transfer if prior to transfer the transferee furnishes to the Trustee and the Company (x) if requested by the Company, an Opinion of Counsel in form satisfactory to the Company, that such transfer is in compliance with the Securities Act and other applicable laws and (y) such other certifications, legal opinions or other information acceptable to the Company that such transfer is in compliance with the Securities Act and other applicable laws.
(iii) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in a Regulation S Global Note to a transferee that takes delivery in the form of a beneficial interest in a Regulation S Global Note.
(iv) A Holder of a Certificated Note may exchange such Certificated Note for an equal aggregate principal amount of Certificated Notes subject to the same transfer restrictions as in the original Certificated Note in different authorized denominations without any certification.

(e) (i) Upon acceptance for exchange or transfer of a Certificated Note for a beneficial interest in a Regulation S Global Note as provided herein, the Trustee shall cancel such Certificated Note and shall endorse (or cause to be endorsed) on the schedule affixed to the Regulation S Global Note (or on a continuation of such schedule affixed to the Regulation S Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the principal amount of the Regulation S Global Note equal to the principal amount of such Certificated Note exchanged or transferred therefor.
(ii) Upon acceptance for exchange or transfer of a beneficial interest in a Regulation S Global Note for a Certificated Note as provided herein, the Trustee shall endorse (or cause to be endorsed) on the schedule affixed to the Regulation S Global Note (or on a continuation of such schedule affixed to the Regulation S Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the principal amount of the Regulation S Global Note equal to the principal amount of such Certificated Note issued in exchange therefor or upon transfer thereof.
(f) The following provisions shall apply to the placement of the Notes Legend on any Certificated Note issued in exchange for or upon transfer of another Certificated Note or of a beneficial interest in any Regulation S Global Note and to the removal of the Notes Legend from any Legended Certificated Note.
(i) Unless determined otherwise by the Company in accordance with applicable law and notified to the Trustee in writing, a Certificated Note issued upon transfer of or exchange for a beneficial interest in a Regulation S Global Note shall bear the Notes Legend.
(ii) Upon the transfer, exchange or replacement of a Legended Certificated Note, or upon specific request of a Holder of a Legended Certificated Note for removal of the Notes Legend therefrom, the Trustee shall deliver an Unlegended Certificated Note or Unlegended Certificated Notes only if there is provided to the Company and the Trustee (at the Holder’s expense) evidence reasonably satisfactory to the Company (which may include an Opinion of Counsel) that neither the Notes Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.
(iii) Upon the transfer, exchange or replacement of an Unlegended Certificated Note for a Certificated Note, the Trustee shall deliver a Legended or Unlegended Certificated Note or Notes, as the Holder may request in writing.
(iv) If the Notes Legend is removed from a Certificated Note and such Certificated Note is subsequently held by an Affiliate of the Company, and such Certificated Note is a “restricted security” within the meaning of Rule 144 under the Securities Act, the Company shall cause the Notes Legend to be reinstated.

(g) Subject to the restrictions on transfer and exchange set forth in this Section 2.8, to any additional restrictions on transfer or exchange specified in the Certificated Notes, and such reasonable and customary regulations as the Company may from time to time prescribe, transfers of any Certificated Note in whole or in part must be made at the Corporate Trust Office of the Trustee, in its capacity as the Principal Transfer Agent, or its duly authorized agent or at the office of any other Transfer Agent that may be appointed by the Company by delivery of such Certificated Note with the form of transfer (substantially in the form of Exhibit C hereto) thereon duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or its duly authorized agent or any such other Transfer Agent, as the case may be, duly executed by the Holder thereof or such Holder’s attorney-in-fact duly authorized in writing. In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at its Corporate Trust Office or the office of its duly authorized agent or at the office of any other Transfer Agent that may be appointed by the Company, as the case may be, to the transferee or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, registered in the name of such transferee, for the same aggregate principal amount as was transferred. Subject to the requirements of minimum denomination set forth in this Indenture and the terms of any Notes established pursuant to Section 2.1, in the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at its Corporate Trust Office or at the office of its duly authorized agent or at the office of any Transfer Agent that may be appointed by the Company, as the case may be, to the transferor or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, registered in the name of the transferor, for the aggregate principal amount that was not transferred. Certificated Notes may also be exchanged for other Certificated Notes in any authorized denominations and of equal aggregate principal amount of Notes, subject to the requirements of minimum denomination set forth in this Indenture and in the terms of such Notes. Following a proper request in writing for exchange, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at its Corporate Trust Office or at the office of its duly authorized agent or at the office of such Transfer Agent, as the case may be, to the Holder or send by first class mail (at the risk of the Holder), to such address as the Holder may request, a Certificated Note or Notes, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Certificated Note shall not be valid unless made at the Corporate Trust Office of the Trustee or at the office of its duly authorized agent or at the office of a Transfer Agent by the registered Holder in person, or by a duly authorized attorney-in-fact. Upon any such transfer or exchange, the Trustee shall cause the Registrar to make the appropriate entries in the Register reflecting such transfer or exchange.
(h) Neither the Registrar nor any Transfer Agent shall register the transfer of or exchange of Certificated Notes for a period of 15 days preceding the due date for any payment of interest on any Note or during the period of 30 days ending on the due date for any payment of principal on any Note, or register the transfer of or exchange any Notes previously called for redemption.

(i) Other than as contemplated in clause (k) of this Section 2.8 and except to the extent that a transfer or exchange is contemplated in accordance with clauses (d) (i) or (ii) of this Section 2.8, the Company shall not be required to issue any Certificated Notes unless the Company shall have received notice from the Common Depositary that it is unwilling or unable to continue to act as Common Depositary or that Euroclear and/or Clearstream has/have informed the Company that it/they is/are no longer a clearing agency or otherwise is/are unwilling or unable to serve in such capacity and, in either case, a successor Common Depositary or clearing agency is not appointed or selected by the Company within 120 days after the date of such notice from the Common Depositary or Euroclear and/or Clearstream, in which case, the Company will execute and the Trustee will authenticate and deliver, in exchange for beneficial interests in the relevant Regulation S Global Note, Certificated Notes registered in such names as the Common Depositary may direct in writing (based on its records) in authorized denominations and in an aggregate principal amount equal to the principal amount of the relevant Regulation S Global Note and the Company shall give the Trustee prompt written notice thereof.
(j) Except as otherwise provided herein, transfer, registration and exchange shall be permitted as provided in this Section 2.8 without any charge to the Holder except for the expenses of delivery (if any) not made by regular mail and except, if the Company shall so require, the payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in relation thereto. Registration of the transfer of a Note by the Registrar shall be deemed to be the acknowledgment of such transfer on behalf of the Company.
(k) Upon the written request of Euroclear or Clearstream after the occurrence and during the continuance of an Event of Default under the Notes, the Company will execute and the Trustee will authenticate and deliver, in exchange for beneficial interests in such Regulation S Global Notes, Certificated Notes registered in such names as Euroclear or Clearstream, as the case may be, may direct in writing (based on their records) in authorized denominations and in an aggregate principal amount equal to the principal amount of such Regulation S Global Notes.
(l) Insofar as interests in any Regulation S Global Note are held by the agent members of Euroclear or Clearstream (the “Agent Members”), the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Participants” of Euroclear and Clearstream, respectively, shall be applicable to such Regulation S Global Note. Agent Members of, or participants in, Euroclear and Clearstream shall have no rights under this Indenture with respect to any Regulation S Global Notes held on their behalf by Euroclear and Clearstream, and Euroclear and Clearstream or its nominee shall be treated by the Company and the Trustee as the absolute owner of such Regulation S Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(m) Subject to the provisions of this Section 2.8, transfers of a Regulation S Global Note shall be limited to transfers of a Regulation S Global Note in whole, but not in part, to nominees of Euroclear and/or Clearstream or to a successor of Euroclear and/or Clearstream or such successor’s nominee.
(n) None of the Trustee, the Trustee’s Representative in Argentina or any Agent shall: (i) have any duty to monitor compliance with or with respect to any securities or tax laws (including but not limited to any United States federal or state or other securities or tax laws) or (ii) except as specifically provided herein, have to obtain documentation on any transfers or exchanges of the Notes.
SECTION 2.9. Mutilated, Defaced, Destroyed, Stolen and Lost Notes; Cancellation and Destruction of Notes; Liens. (a) The Company shall execute and deliver to the Trustee Certificated Notes in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.
(b) The Trustee shall, in accordance with any terms and conditions set forth in the Notes, and upon provision of evidence satisfactory to the Trustee and to the Company that any Note was mutilated, defaced, destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require to hold each of them harmless, authenticate and deliver from time to time such Notes in exchange for or in lieu of such Notes that become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any other Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) that were carried by such other Note.
(c) All Notes surrendered for payment, transfer or exchange shall be delivered to the Trustee. The Trustee shall cancel and destroy all such Notes surrendered for payment, transfer or exchange, in accordance with its security destruction policy, and shall, upon written request, deliver a certificate of destruction to the Company.
(d) Upon the issuance of any substitute Note, the Holder of such Note, if so requested by the Company, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) in connection with the preparation and issuance of the substitute Note.
(e) All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.
(f) Each Holder shall notify the Registrar, the Co-Registrar or the Company of the creation of any Lien (as defined in the Notes) in respect of the Notes.
SECTION 2.10. Purchase and Cancellation. The Company and its Affiliates may at any time purchase or otherwise acquire any Note in the open market or otherwise at any price and may resell and dispose of such Note at any time; provided that in determining at any time whether the Holders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes then known by a Responsible Officer of the Trustee to be owned by the Company or any Affiliate of the Company shall be disregarded and deemed not Outstanding for purposes of such request, demand, authorization, direction, notice, consent or waiver.

ARTICLE III
[RESERVED]
ARTICLE IV
REMEDIES
SECTION 4.1. Events of Default. (a) “Event of Default”, wherever used herein, means any one of the events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) defined as such in, in the case of the Series II Notes, Exhibit A-1 hereto and, in the case of the Series III Notes, Exhibit A-2 hereto.
(b) Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default described in clause (e) of Section 8 “Events of Default” of the Series II Note or clause (e) of Section 8 “Events of Default” of the Series III Note, as applicable) occurs and is continuing, then the percentage of Holders of Notes Outstanding required in, in the case of the Series II Notes, Exhibit A-1 hereto and, in the case of the Series III Notes, Exhibit A-2 hereto may declare the principal amount of such Notes to be due and payable immediately.
(c) The right of any Holders to make a declaration of acceleration shall terminate if the Event of Default giving rise to such right shall have been cured before such right is exercised.
(d) At any time after a declaration of acceleration has been made by the required percentage of Holders (according to the terms of, in the case of the Series II Notes, Exhibit A-1 hereto and, in the case of the Series III Notes, Exhibit A-2 hereto), the Holders of a majority in principal amount of Series II Notes or Series III Notes, as applicable, at that time Outstanding, taking action at an Extraordinary Meeting, may rescind and annul such declaration and its consequences if:
(i) The Company has paid or deposited with the Trustee a sum sufficient to pay,
(A) all overdue interest on all Outstanding Notes;
(B) all unpaid principal of any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by such Notes,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by such Notes, and
(D) all sums paid or advanced by the Trustee hereunder and the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents, representatives and counsel; and
(ii) all Events of Default, other than the non-payment of amounts of principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.10.
(e) No such rescission shall affect any subsequent default or impair any right consequent thereon. The foregoing conditions shall be without prejudice to the rights accorded to any individual Holder to initiate actions against the Company under Article 29 of the Negotiable Obligations Law.
SECTION 4.2. Collection of Indebtedness by Trustee. The Company covenants that (i) in case there shall be a default in the payment of any installment of interest (including Additional Amounts) on the Notes when such interest (including Additional Amounts) shall have become due and payable, and such default shall have continued for a period of fourteen Business Days or (ii) in case there shall be a default in the payment of all or any part of the principal of the Notes when the same shall have become due and payable, and such default continues for a period of seven (7) Business Days; then upon demand by the Trustee, the Company will pay to the Trustee for the benefit of the Holders of any such Note the whole amount that then shall have become due and payable on any such Note for principal or interest (including Additional Amounts), as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate or rates of interest specified in any such Note); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to and reimbursement of the expenses of the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred by the Trustee and each predecessor Trustee, as provided in Section 5.6, except as a result of its negligence, bad faith or willful misconduct.
(a) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.
(b) All rights of action and of asserting claims under this Indenture or under the Notes may be enforced by the Trustee without the possession of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

(c) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect of which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.
(d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
(e) Subject to the other terms and conditions of this Indenture and amongst the other duties and responsibilities of the Trustee expressly contemplated in this Indenture, in connection with the actions contemplated by this Article IV, the Trustee will be deemed to be a representative of the Holders and will take any action contemplated by this Section 4.2 in order to protect the interests of the Holders.
SECTION 4.3. Application of Proceeds. Any moneys collected by the Trustee and/or the Argentine Paying Agent (only in the limited case set forth in Section 2.7(j) hereof and Section 4 of the form of the Notes attached hereto as Exhibit A-1 and Exhibit A-2) pursuant to this Article IV in respect of the Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (including Additional Amounts), upon presentation of the Notes in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due to the Trustee and/or any predecessor Trustee (including the reasonable fees and expenses, disbursements and advances of its agents and counsel) under Section 5.6; except for any such amounts that result from the negligence, bad faith or willful misconduct of the Trustee or predecessor Trustee, as the case may be;
SECOND: To the payment of all amounts due to the Agents under Section 1.2 and the Trustee’s Representative in Argentina under Section 5.13 of this Indenture;
THIRD: In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts) on such Notes in default in the order of the maturity of the installments of such interest (including Additional Amounts), with interest upon the overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

FOURTH: In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all such Notes for principal and interest (including Additional Amounts), with interest upon the overdue principal, and upon overdue installments of interest (including Additional Amounts), at the rate or rates of interest specified in such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then to the payment of such principal and interest (including Additional Amounts), without preference or priority of principal over interest (including Additional Amounts), or of interest over principal, or of any installment of interest over any other installment of interest, or of such Note over any other such Note, ratably to the aggregate of such principal and accrued and unpaid interest (including Additional Amounts); and
FIFTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto of which the Trustee has written notice.
SECTION 4.4. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
SECTION 4.5. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to applicable law, be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.
SECTION 4.6. Limitations on Suits by Noteholders. Except as provided in Section 4.7, no Holder of any Note shall have any right by virtue or by availing itself of any provision of this Indenture or of the Notes, to institute any action or proceeding at law or in equity, or under bankruptcy laws or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, and unless also the Holders of not less than 25% in aggregate principal amount of the Series II Notes or the Series III Notes, as applicable, then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

SECTION 4.7. Unconditional Right of Noteholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of and interest on such Note (including Additional Amounts) on or after the respective due dates expressed in such Note, or to institute suit, including any acción ejecutiva individual pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 4.8. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
No delay or omission of the Trustee or of any Noteholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders, subject to the terms of this Indenture and the Notes.
SECTION 4.9. Control by Noteholders. Subject to Section 5.2(iii) and except as otherwise set forth in the Series II Notes or the Series III Notes, as applicable, with respect to acceleration rights following the occurrence and during the continuance of an Event of Default, the Holders of a majority in aggregate principal amount of the of the Series II Notes or the Series III Notes, as applicable, at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Series II Notes or the Series III Notes, as applicable, by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and shall not expose the Trustee to personal liability and shall not be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.
Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper (acting in good faith) by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

SECTION 4.10. Waiver of Past Defaults. (a) At an Extraordinary Meeting or an adjourned Extraordinary Meeting duly convened at which a quorum is present as provided in Section 6.6, the Holders of a majority in aggregate principal amount of the Outstanding Series II Notes or Series III Notes, as applicable, represented and voting at such meeting may, on behalf of the Holders of all the Series II Notes or the Series III Notes, as they relate to the Series II Notes or Series III Notes, as applicable, waive any past or present default or Event of Default and its consequences, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder of Notes affected as provided in Section 7.2. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively.
(b) Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
SECTION 4.11. Payments after a Default. Upon the occurrence of an Event of Default and the subsequent declaration by the Holders that the principal amount of all the Notes is due and payable immediately, the Trustee may by notice in writing: (a) to the Company and each applicable Paying Agent, require each applicable Paying Agent to deliver all Notes and all moneys, documents and records held by it with respect to the Notes to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture and the Notes, and thereafter to hold all Notes and all moneys, documents and records held by it in respect to such Notes to the order of the Trustee; provided that the Trustee shall not thereby become obligated, or have any obligation, to compensate or indemnify such Paying Agent or to reimburse such Paying Agent for any expense.
ARTICLE V
CONCERNING THE TRUSTEE
SECTION 5.1. Duties and Responsibilities of the Trustee. (a) Except during the continuance of an Event of Default,
(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii) in the absence of bad faith, negligence, or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.
(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own bad faith, negligent action, its own negligent failure to act or its own willful misconduct, except that
(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 5.1;
(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Series II Notes and/or Series III Notes, as applicable, then Outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
(iv) none of the provisions contained in this Indenture shall require the Trustee to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Section 5.1.
SECTION 5.2. Certain Rights of the Trustee. Subject to Section 5.1:
(i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(ii) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by a notary public duly licensed as such in Argentina;

(iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby;
(iv) the Trustee shall not be liable for any action taken or omitted by it in good faith and within the discretion, rights or powers conferred upon it by this Indenture;
(v) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, guarantee, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Series II Notes and/or Series III Notes, as applicable, then Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee, the Trustee may require from the Noteholders indemnity satisfactory to the Trustee against such costs, expenses or liabilities as a condition to proceeding; the reasonable costs, expenses and liabilities of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company promptly upon demand;
(vi) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(viii) notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstance beyond its control, including but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture and the Notes, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above, except to the extent such failure or delay is due to its own negligence, bad faith or willful misconduct;

(ix) the Trustee may at any time request that the Company deliver an Officers’ Certificate setting forth the specimen signatures and the names of individuals and/or title of Persons authorized at such time to take specified actions pursuant to this Indenture on behalf of the Company, which Officers’ Certificate may be signed by any Authorized Person authorized to sign Officers’ Certificates, including any Person specified as so authorized in any such certificate previously delivered and not superseded;
(x) in no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(xi) none of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Regulation S Global Note, a member of, or a participant in, the depositary or other person with respect to the accuracy of the records of the depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the depositary or its nominee in the case of a Regulation S Global Note). The rights of beneficial owners in any Regulation S Global Note shall be exercised only through the depositary subject to the applicable rules and procedures of the depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members, participants and any beneficial owners;
(xii) except as provided herein, the recitals contained herein, in any offering materials and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of any offering materials, this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof; and
(xiii) the rights, privileges, protections, immunities and benefits given to the Trustee including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each agent, custodian and other Person employed to act hereunder.
SECTION 5.3. Trustee Not Responsible for Disposition of Notes or Application of Proceeds Thereof. The Trustee makes no representation as to the validity or sufficiency of this Indenture, of any offering materials or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.
SECTION 5.4. Trustee and Agents May Hold Notes; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

SECTION 5.5. Moneys Held by Trustee. Subject to the provisions of Section 9.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. None of the Trustee, any Agent or any agent of the Company, the Agents or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder.
SECTION 5.6. Compensation and Indemnification of Trustee and Its Prior Claim. (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, (i) compensation as shall be agreed by the Company and the Trustee in writing (such compensation not to be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (ii) reimbursement of its reasonable, documented and invoiced out-of-pocket expenses, disbursements and advances (including the reasonable fees and expenses, disbursements and advances of its agents and counsel) incurred by it in connection with the services rendered by it hereunder. The fees of the Trustee shall be US$15,000 per year or such other amount as agreed upon in writing by the Company and the Trustee. In no event shall the Holders of the Notes be responsible for the payment of the Trustee’s compensation.
(b) The Company also covenants to indemnify and defend the Trustee and each of its officers, directors, employees and agents for, and to hold it harmless against, any claim, demand, damage, cost, loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its counsel) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties or exercise of its rights hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to its own negligence, bad faith or willful misconduct. The obligations of the Company under this Section 5.6 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive payment of the Notes, the resignation or removal of such Trustee and/or the satisfaction and discharge of this Indenture. As security for the performance of the Company’s obligations under this Section 5.6, the Trustee shall have a lien prior to the Notes on all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on the Notes.
SECTION 5.7. Right of Trustee to Rely on Officers’ Certificate, etc. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 5.8. Persons Eligible for Appointment as Trustee. The Trustee for the Notes hereunder shall at all times be a Person having a combined capital and surplus of at least US$500,000,000, authorized under the laws of the jurisdiction in which it is doing business to exercise corporate trust powers, and subject to supervision or examination by federal, state, territorial or other governmental authority. If such Person publishes reports of condition at least annually, pursuant to the law or to the requirements of such federal, state, territorial or other governmental authority, then for the purposes of this Section 5.8, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
SECTION 5.9. Resignation and Removal; Appointment of Successor Trustee. (a) Subject to Section 5.9(d), the Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to the Notes by giving 30 days’ written notice of resignation to the Company. If at any time the Trustee shall cease to be able to exercise the rights, powers, duties and obligations set forth in Section 5.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 5.9. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the Notes by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to the Notes and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or the Holders of at least 10% in aggregate principal amount of all of the Notes Outstanding may petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, appoint a successor trustee.
(b) In case at any time any of the following shall occur:
(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by or on behalf of the Company or by any Noteholder; or
(ii) the Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, (i) the Company may, by a resolution of the Board of Directors, remove the Trustee with respect to the Notes and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or (ii) the Holders of at least 10% in aggregate principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Notes. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Series II Notes and the Series III Notes, voting collectively in a meeting convened for such purpose, at the time Outstanding may at any time remove the Trustee with respect to the Notes and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 6.1 of the action in that regard taken by such Noteholders.
(d) Any resignation or removal of the Trustee with respect to any Notes and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall not become effective prior to acceptance of appointment by the successor trustee as provided in Section 5.10.
SECTION 5.10. Acceptance of Appointment by Successor Trustee. (a) Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to the Notes shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to the Notes of its predecessor hereunder, with like effect as if originally named as trustee for the Notes hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.
(b) Upon acceptance of appointment by any successor trustee as provided in this Section 5.10, the Company shall give, at its expense, notice thereof to the Noteholders as specified in Section 12.4 and, if applicable, to the CNV, which notice shall include the name of the successor trustee and the address of its Corporate Trust Office. If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.
(c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article V, to the extent operative.

SECTION 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee. (a) Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to substantially all the corporate trust business of the Trustee (including this transaction), shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person shall be eligible under the provisions of Section 5.8.
(b) In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Notes or in this Indenture as the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 5.12. Notice of Events of Default. The Trustee shall not be deemed to have notice of an Event of Default with respect to the Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at its Corporate Trust Office and such notice references the Notes and this Indenture. If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Event of Default within 30 days, if practicable, after it occurs unless such Event of Default shall have been cured or waived. Except in the case of a default in payment on any Note (including the failure to make a mandatory redemption pursuant hereto), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
SECTION 5.13. Trustee’s Representative in Argentina and Argentine Paying Agent. (a) As long as it is required by Argentine law or by the CNV, the Trustee will have the Trustee’s Representative in Argentina for the sole purposes set forth in this Section 5.13.
(b) The duties of the Trustee’s Representative in Argentina shall be determined solely by the express provisions of this Indenture or as it may agree from time to time in writing with the Trustee, and the Trustee’s Representative in Argentina need perform only those duties that are specifically set forth in this Indenture and those agreed in writing with the Trustee. No implied covenants or obligations shall be read into this Indenture against the Trustee’s Representative in Argentina. The Trustee’s Representative in Argentina shall have only the rights and powers stated below. It is further acknowledged that the Trustee’s Representative in Argentina is not and shall not be considered as if it were a Trustee’s attorney-in-fact.

(c) The duties and rights of the Trustee’s Representative in Argentina up to the date hereof are only: (i) receive from Holders, the Company, Agents, and any governmental or regulatory authority or entity any and all letters, claims, requests, memorandums or any other document directed to the Trustee with respect to the Notes, (ii) transmit, deliver or notify the Trustee in writing of the reception of any and all of the mentioned documents by facsimile, within three (3) Business Days of such reception, and (iii) respond or answer such letters, claims, requests, memoranda or documents, following the express written instructions of the Trustee and only if such instructions are given by the Trustee.
(d) The Trustee’s Representative in Argentina shall not be liable for any action it takes or omits to take in good faith and within its discretion and in accordance with the terms hereof, rights or powers.
(e) The Company shall pay to the Trustee’s Representative in Argentina from time to time, and the Trustee’s Representative in Argentina shall be entitled to, such compensation for its acceptance of this Indenture and its services hereunder, as applicable and to the extent other than as noted below. The fees of the Trustee’s Representative in Argentina shall be US$ 3,250 per year plus any applicable value added taxes or such other amount as agreed upon in writing by the Company and the Trustee’s Representative in Argentina. The Company shall reimburse the Trustee’s Representative in Argentina promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of Trustee’s Representative in Argentina’s agents, counsel and other persons not regularly in its employ.
(f) The Company agrees to indemnify and defend each of the Trustee’s Representative in Argentina, the Argentine Transfer Agent, the Co-Registrar and the Argentine Paying Agent and each of their officers, directors, employees and agents for, and to hold each entity harmless to the extent set forth in Section 5.6(b).
SECTION 5.14. Application to Agents and Trustee’s Representative in Argentina. The Company hereby agrees that the provisions of Sections 5.2, 5.3, 5.4, 5.5, 5.6(b), 5.7, 5.11 and 5.13 shall apply to the Agents and to the Trustee’s Representative in Argentina as if the Agents and the Trustee’s Representative in Argentina were expressly named therein, provided, however, that Section 5.1 shall not apply to the Trustee’s Representative in Argentina but Section 5.13 instead.
SECTION 5.15. Application to Trustee in all Capacities. Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and it its capacities as Trustee, Principal Paying Agent, Registrar and Principal Transfer Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, rights, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Principal Paying Agent, Registrar and Principal Transfer Agent and each other Agent appointed hereunder.

ARTICLE VI
CONCERNING THE NOTEHOLDERS
SECTION 6.1. Evidence of Action Taken by Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a percentage in principal amount of the Noteholders, whether specified herein or in the Notes, as applicable, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article VI.
SECTION 6.2. Proof of Execution of Instruments and of Holding of Notes; Record Date. The execution of any instrument by a Noteholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Register maintained pursuant to Section 2.8. The Company, by or pursuant to a resolution of its Board of Directors, may set a record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice in writing to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than ten (10) days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Notes of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.
SECTION 6.3. Holders to Be Treated as Owners. The Company, the Trustee, the Agents and any agent of the Company, the Trustee or the Agents may deem and treat any Person in whose name any Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note (including Additional Amounts) and for all other purposes; and none of the Company, the Trustee, any Agent or any agent of the Company, the Trustee or any Agent shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any such Note. Notwithstanding the foregoing, with respect to any Regulation S Global Note, nothing herein shall prevent the Company, the Trustee, the Agents or any agent of the Company, the Trustee or any Agent, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as Holder of such Regulation S Global Note, or impair, as between such depositary and owners of beneficial interests in such Regulation S Global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee), as Holder of such Regulation S Global Note.

SECTION 6.4. Notes Owned by the Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes have concurred in any request, consent or waiver under this Indenture, Notes that are owned by the Company or any of its Affiliates or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any of its Affiliates or any other obligor upon such Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons, and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.
SECTION 6.5. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article VI, revoke such action as far as the same concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes affected by such action.
SECTION 6.6. Noteholders’ Meetings. (a) Each of the Company (through the Board of Directors or the Statutory Auditors’ Committee of the Company) and the Trustee may at any time call a meeting of the Holders of the Series II Notes or the Series III Notes, as applicable, for the purpose of entering into a supplemental indenture as provided in Section 7.2 or waiving a past default as provided in Section 4.10. In addition, a meeting of the Holders of Series II Notes or the Series III Notes, as applicable, may be called by the Trustee or the Company (through the Board of Directors or the Statutory Auditors’ Committee of the Company) upon the request of the Holders of at least 5% in aggregate principal amount of the Outstanding Series II Notes or Series III Notes, as applicable, or by the Company (through the Board of Directors or the Statutory Auditors’ Committee of the Company) at its discretion, pursuant to the Negotiable Obligations Law. In the case of a request to call a meeting by Holders, the Company shall notify the Trustee in writing of such request. In the event the Board of Directors or the Statutory Auditors’ Committee of the Company shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV, or whichever has authority to do so pursuant to Argentine law by the time that the meeting of Holders is called, or by a competent court. Meetings will be held simultaneously in the City of Buenos

Aires and in New York City by any means of telecommunications which allows the simultaneous transmission of sound and images permitting the participants to reciprocally hear, see and speak to each other (such as videoconferences or any similar means of telecommunications) and any such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting. If a meeting is being held pursuant to a request of Noteholders, the agenda for such meeting shall be that set forth in the request made by such Noteholders and such meeting shall be convened to be held within 40 days from the date such request is received by the Company or the Trustee. Notice of any meeting of Noteholders, setting forth the date, time and place of such meeting and the agenda therefor (which shall describe in general terms the action proposed to be taken at such meeting and the requirement for attendance) shall be given by the Company or the Trustee, as applicable, at the expense of the Company, as applicable, as specified in Section 12.4 at least twice, the first such notice to be given not less than 20 nor more than 180 days prior to the date fixed for the meeting and the second notice shall be published on 5 different days, not less than 10 days nor more than 30 days prior to the date fixed for the meeting, in the Official Gazette of the Republic of Argentina (Boletín Oficial de la República Argentina) and in another widely circulated newspaper in Argentina. To be entitled to vote at any meeting of Noteholders a Person shall be (i) a Holder of one or more Series II Notes or Series III Notes, as applicable, as of the relevant record date determined pursuant to Section 6.2 or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Series II Notes or Series III Notes, as applicable. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Company and its counsel and the Trustee and its counsel. Finally, notwithstanding the above, meetings of Holders may also be held so long as 100% of the Holders of the applicable Notes then Outstanding are present and so long as all decisions adopted at such meeting are unanimously approved. With respect to all matters not contemplated in this Indenture, meetings of Noteholders will be held in accordance with Argentine Business Companies Law.
(b) Meetings of Holders may be ordinary (“Ordinary Meetings”) or extraordinary (“Extraordinary Meetings”). Amendments or supplements to this Indenture or to the Series II Notes or the Series III Notes, as applicable, or waivers of any provision hereof or thereof approved at a meeting of Holders may only be approved at an Extraordinary Meeting (or at a second adjourned Extraordinary Meeting duly convened pursuant to the terms of this Indenture) by the affirmative vote of a majority in aggregate principal amount of the Series II Notes or the Series III Notes, as applicable, then Outstanding, as they relate to the Series II Notes or Series III Notes, as applicable. The Persons entitled to vote that represent 60% (in the case of an Extraordinary Meeting) or a majority (in the case of an Ordinary Meeting) in aggregate principal amount of the Series II Notes or the Series III Notes, as applicable, at the time Outstanding, shall constitute the required quorum at any such meeting of Holders of Series II Notes or Series III Notes in order for such meeting to be duly held in accordance with the requirements set forth herein. The chairman of the meeting shall verify the existence of the required quorum for the meeting to be duly held in accordance with the requirements set forth herein, either upon first or subsequent calls for any such meeting. No meeting shall be held in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than one hour or more than 30 days, as determined by the chairman of the meeting who shall keep an attendance record. If notice to reconvene any adjourned meeting is not simultaneously given with the notice of the meeting, additional notice shall be given as provided above and published in the Official Gazette of the Republic of Argentina (Boletín Oficial de la República Argentina), and in another widely circulated newspaper in Argentina, except that such notice need be published only for three days not less than eight days prior to the date on which the meeting is scheduled to be reconvened. The Persons entitled to vote the majority in aggregate principal amount of the Series II Notes or the Series III Notes, as applicable, at the time Outstanding (in the case of an Extraordinary Meeting) or, the Persons present at any reconvened adjourned meeting of the Holders of Series II Notes or Series III Notes, as applicable, (in the case of an Ordinary Meeting) shall constitute the required quorum at any such reconvened adjourned meeting. Notice of the reconvening of an adjourned meeting shall state expressly the aggregate principal amount of Series II Notes or Series III Notes, as applicable, which shall constitute a quorum at said meeting.
(c) Any Noteholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Noteholders duly held in accordance with this Section 6.6 shall be binding on all the Noteholders whether or not present or represented at the meeting.
(d) The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank or judicially certified in the manner provided under Argentine law. The following Persons may not act as proxies: members of the Board of Directors or of the Statutory Auditors’ Committee of the Company and managers and other employees of the Company. The holding of Series II Notes or Series III Notes, as applicable, shall be proved by the Register maintained in accordance with Section 2.8; provided that the holding of a beneficial interest in a Regulation S Global Note shall be proved by a certificate or certificates of Euroclear or Clearstream, or Euroclear or Clearstream Agent Members as the case may be, or the Common Depositary therefor.
(e) A representative of the Trustee shall act as the chairman of the meeting. If the Trustee fails to designate a representative to act as chairman of the meeting, the Company shall designate a member of the Statutory Auditors’ Committee to act as chairman of the meeting. If the Company fails to designate such a person, the chairman of the meeting shall be (i) a person elected by vote of the Holders of a majority in aggregate principal amount of the Series II Notes or the Series III Notes, as applicable, represented at the meeting, (ii) whomever has authority to act as chairman pursuant to Argentine law by the time that the relevant meeting of Holders is called, or (iii) a Person appointed by a competent court. If the meeting is called by a competent court, or by any Person that has authority to do so, the competent court, or such Person that has authority to do so, as applicable, shall designate a person to act as chairman. The secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Series II Notes or the Series III Notes, as applicable, represented at the meeting. At any meeting of Noteholders, each Noteholder or proxy shall be entitled to cast one vote for each US dollar in principal amount of the Series II Notes or the Series III Notes, as applicable, held by such Holder or represented by such proxy. No vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f) The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or their respective proxies and on which shall be inscribed the serial number or numbers of the Series II Notes or the Series III Notes, as applicable, held or represented by them. The chairman of the meeting shall verify that the votes cast by the Noteholders with respect to any resolution to be adopted in any meeting are cast in accordance with the terms hereof. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
(g) Any reference in this Indenture to actions to be taken by the Holders of the Series II Notes and Series III Notes, collectively, shall occur at a meeting of Noteholders convened for all of such Holders. In respect of any action required to be taken at such collective meeting, all procedures and requirements set forth in this Indenture shall, as applicable, be deemed to be applicable to such collective Noteholders actions. In addition, any requisite percentages or quorums necessary for such meetings shall be based on the aggregate principal amount of all Notes at such time Outstanding.
ARTICLE VII
SUPPLEMENTAL INDENTURES
SECTION 7.1. Supplemental Indentures without Consent of Noteholders. (a) The Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto without the consent of the Noteholders, for one or more of the following purposes:
(i) adding to the covenants or obligations of the Company such further covenants, obligations, restrictions, conditions or provisions as are for the benefit of the Holders of the Notes;
(ii) surrendering any right or power conferred upon the Company;
(iii) adding an Event of Default for the benefit of the Holders of the Notes;

(iv) evidencing the succession of another Person to the Registrar, Co-Registrar, or any Paying Agent and the assumption by any such successor of the covenants and obligations of its predecessor in this Indenture;
(v) securing the Notes pursuant to the requirements of such Notes, this Indenture or as otherwise established;
(vi) making any minor modification which is of a technical nature or correcting or supplementing any ambiguous, inconsistent or defective provision contained in this Indenture or in the Notes;
(vii) establishing the form or terms of any new Notes, to the extent permitted by Sections 2.1 and 2.3 (including in connection with the issuance of bearer Notes, if permitted by applicable law);
(viii) complying with any requirement of the CNV in order to effect and maintain the qualification of this Indenture; or
(ix) making any modification which does not adversely affect any Noteholder in a material respect.
(b) The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
(c) Any supplemental indenture authorized by the provisions of this Section 7.1 may be executed without the consent of the Holders of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 7.2.
(d) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.1, the Company at its expense shall give notice thereof to the Holders as specified in Section 12.4 and to the CNV, setting forth in general terms the substance of such supplemental indenture. If the Company shall fail to give such notice to the Holders within 15 days after the execution of such supplemental indenture and a Responsible Officer of the Trustee shall have notice of such failure, the Trustee shall give notice to the Holders as provided in Section 12.4 at the expense of the Company. Any failure of the Company or the Trustee to give such notice, or any defect therein, shall not, however, in any way, impair or affect the validity of any such supplemental indenture.

SECTION 7.2. Supplemental Indentures with Consent of Noteholders. (a) Without limiting the provisions of Section 7.1, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Series II Notes, Series III Notes, or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes, as they relate to the Series II Notes or Series III Notes, as applicable, with the affirmative vote, at an Extraordinary Meeting of Holders or an adjourned Extraordinary Meeting duly convened at which a quorum is present as provided in Section 6.6, of a majority in aggregate principal amount of the Series II Notes or the Series III Notes, as applicable, then Outstanding; provided that no such supplemental indenture shall, without the unanimous consent of the Holders of the Outstanding Series II Notes or Series III Notes, (i) extend the due date for the payment of principal of or any installment of interest on any such Note, (ii) reduce the principal amount of, the portion of such principal amount which is payable upon acceleration of the maturity of, the rate of interest on or the premium payable upon redemption of any such Note, (iii) reduce the obligation of the Company to pay Additional Amounts on any such Note, (iv) change the specified currency in which or the required places at which any such Note or the premium or interest thereon is payable following its issuance, (v) reduce the percentage of aggregate principal amount of such Series II Notes or Series III Notes, as applicable, necessary to modify, amend or supplement this Indenture or such Series II Notes or Series III Notes, or for waiver of compliance with certain provisions thereof or for waiver of certain defaults, (vi) reduce the percentage of aggregate principal amount of Outstanding Notes required for the adoption of a resolution or the quorum required at any meeting of Holders of such Notes at which a resolution is adopted, or (vii) modify any of the provisions of this Section 7.2 or Section 4.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note.
(b) Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and other documents, if any, required by Section 6.1, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
(c) It shall not be necessary for the consent of the Noteholders under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
(d) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.2, the Company at its expense shall give notice thereof to the Holders as provided in Section 12.4, and to the CNV, setting forth in general terms the substance of such supplemental indenture. If the Company shall fail to give such notice to the Holders within 15 days after the execution of such supplemental indenture and a Responsible Officer of the Trustee shall have notice of such failure, the Trustee shall give notice to the Holders as provided in Section 12.4 at the expense of the Company. Any failure of the Company or the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof and upon receipt of any necessary approval of the CNV, this Indenture and the Notes shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
SECTION 7.4. Documents to Be Given to Trustee. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article VII has been duly authorized by the Company and is authorized or permitted by the terms of this Indenture.
SECTION 7.5. Notation on Notes in Respect of Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article VII may bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Notes modified so as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company at its expense, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.
SECTION 7.6. Conformity with Negotiable Obligations Law. The Company shall cause every supplemental indenture executed pursuant to this Article VII to conform to the requirements of the Negotiable Obligations Law as then in effect.
ARTICLE VIII
[RESERVED]
ARTICLE IX
SATISFACTION AND DISCHARGE OF INDENTURE;
UNCLAIMED MONEYS
SECTION 9.1. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Notes (including Additional Amounts) Outstanding hereunder (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.9) or (c) (i) all the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 9.3 or 9.4) sufficient to pay at maturity or upon redemption all Notes (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.9) not theretofore delivered to the Trustee for cancellation, including principal and interest (including Additional Amounts) due or to become due on or prior to such date of maturity or redemption, as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to the Notes, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, exchange and replacement of Notes, and the Company’s right of optional redemption, if any, (ii) replacement of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon (including Additional Amounts), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, protections, indemnities, obligations and immunities of the Trustee hereunder and (v) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the right of the Holders of the Notes to receive payments of principal and interest with respect to their Notes shall not be delayed beyond what is permitted pursuant to any mandatory rules or policies set forth by the securities laws of any market where the Notes are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred (including reasonable fees and expenses of counsel) and to compensate the Trustee for any services thereafter rendered by the Trustee in accordance with the terms of this Indenture or the Notes. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company under Sections 1.2(f), 2.7(h) and Article V shall survive.
SECTION 9.2. Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 9.4, all moneys deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent, to the Holders of Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest (including Additional Amounts); but such moneys need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability for interest thereon or the investment thereof.
SECTION 9.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon written demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Note (including Additional Amounts) and not applied but remaining unclaimed for three (3) years after the date upon which such principal or interest (including Additional Amounts) shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company, upon written request, by the Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE X
REDEMPTION AND REPURCHASE OF NOTES
SECTION 10.1. Notice of Redemption; Partial Redemptions. (a) Notice of redemption to the Holders of Series II Notes or Series III Notes, as applicable, to be redeemed as a whole or in part at the option of the Company pursuant to the terms of such Notes established as contemplated by Section 2.1 shall be given to Holders as specified in Section 12.4 and to the CNV. Such notice shall specify the provision pursuant to which the redemption is being made, the principal amount of each Note held by such Holders to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, the ISIN or CINS number, if any, that no representation is made as to the correctness or accuracy of the ISIN or CINS number listed on such notice or printed on such Notes, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption and any Additional Amounts will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and any other matter required to be specified therein by Argentine law or regulation. In case the Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of the Notes, new Notes in principal amount equal to the unredeemed portion thereof will be issued.
(b) The Company shall deliver to the Trustee a written notice of redemption specifying the information set forth above at least 30 days prior to the date on which such notice of redemption will be mailed (and 45 days prior to such date if the notice of redemption must be published) together with an Officers’ Certificate stating the aggregate principal amount of Notes to be redeemed. The notice of redemption of Notes to be redeemed at the option of the Company shall be given to Holders by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company at least 30 days but not more than 60 days before the date of redemption (unless otherwise specified pursuant to the terms of such Notes established as contemplated by Section 2.1). Such notice shall be irrevocable.
(c) For as long as the Notes are listed on the Euro MTF, the alternative market of the Luxembourg Stock Exchange or any other stock exchange and the rules of the relevant stock exchange so require, the Company shall, as soon as is practicable after there has been a partial redemption of the Notes, cause to be published in a leading newspaper of general circulation in the Grand Duchy of Luxembourg, which is expected to be the Luxemburger Wort, or as specified by such other stock exchange, a notice specifying the aggregate principal amount of Notes Outstanding and a list of the Notes drawn for redemption but not surrendered.
(d) On or before 10:00 a.m., (New York City time) on the redemption date specified in the notice of redemption given as provided in this Section 10.1, the Company will deposit with the Trustee an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption and any Additional Amounts.

(e) In the event of a partial redemption of Notes, the Company shall redeem all the Notes in equal terms and in the same proportion and the Holders will be notified by the Company of such redemption in accordance with Section 12.4 not less than 30 days prior to such redemption date. Upon any partial redemption of Notes, the Trustee shall, in the case of Certificated Notes, to the extent required, authenticate and deliver in exchange therefor one or more Notes, of any authorized denomination as requested by the Holder thereof, in an aggregate principal amount equal to the unredeemed portion of the principal of such partially redeemed Note. In the case of Notes represented by a Regulation S Global Note, the Trustee shall make the necessary adjustments to the schedule attached to such Regulation S Global Note so as to reflect the decrease in the aggregate principal amount thereof after such redemption. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes that have been or are to be redeemed.
SECTION 10.2. Payment of Notes Called for Redemption. (a) If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and any Additional Amounts, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date and any Additional Amounts) interest on the Notes or portions of Notes so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest accrued to the date fixed for redemption and any Additional Amounts. On presentation and surrender, pursuant to the terms of such Notes, of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption and any Additional Amounts; provided that any payment of interest becoming due on the date fixed for redemption and any Additional Amounts shall be payable to the Holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.8.
(b) From and after the redemption date, if moneys for the redemption of the Notes called for redemption shall have been made available as provided herein for redemption on the redemption date, such Notes shall cease to bear interest, and the only right of the Holders of such Notes shall be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption and any Additional Amounts.

(c) Notwithstanding any provision to the contrary in this Section 10.2, if any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate specified in the Note.
(d) Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.
SECTION 10.3. Exclusion of Certain Notes from Eligibility for Selection for Redemption. Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 30 days prior to the date on which notice of redemption will be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) a Person specifically identified in such written statement as an Affiliate of the Company.
SECTION 10.4. Redemption at Maturity. Unless previously redeemed, or purchased and cancelled, and unless otherwise set forth in the terms of the Notes established as contemplated by Section 2.3, Notes shall be redeemed at their principal amount (or at such other redemption amount as may be specified in the terms of such Notes) in the relevant currency in which they are denominated (except as otherwise set forth in the terms of such Notes) at their Stated Maturity.
SECTION 10.5. Redemption at the Option of the Company for Taxation Reasons. The Notes may be redeemed for tax reasons as provided for in, in the case of the Series II Notes, Exhibit A-1 hereto and, in the case of the Series III Notes, Exhibit A-2 hereto.
SECTION 10.6. Repurchases; Notes Held by the Company and/or Affiliates. The Company may at any time, and from time to time, repurchase the Notes on the open market or in any other manner, at any price, and may resell or otherwise dispose of such Notes at any time. Any Notes so repurchased by the Company may be cancelled and/or presented to the Trustee for cancellation, as applicable. At any point while the Notes are held by or on behalf of the Company or an Affiliate of the Company, such Notes will not be entitled to deliver any written consent to any action and/or vote at any Ordinary Meeting or Extraordinary Meeting and will not be considered to be Outstanding for purposes of determining if the requisite amount of Holders have consented to any action and/or a quorum is present at any such meetings; provided that, in determining at any time whether a Holder is entitled to vote or whether a Note is Outstanding for purposes of determining whether the requisite amount of Holders has consented to any action and/or if a quorum is present at any meeting, only Notes then known by a Responsible Officer of the Trustee to be owned by the Company or any Affiliate of the Company shall be disregarded and deemed not Outstanding.

ARTICLE XI
[RESERVED]
ARTICLE XII
MISCELLANEOUS
SECTION 12.1. Incorporators, Stockholders, Officers and Directors of the Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or indirectly through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.
SECTION 12.2. Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes; provided that under Article 34 of the Negotiable Obligations Law, the Directors and members of the Statutory Auditors’ Committee shall be jointly and severally liable for damages to the Noteholders arising from any violation of the Negotiable Obligations Law.
SECTION 12.3. Successors and Assigns of the Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.
SECTION 12.4. Notices and Demands on the Company, Trustee and Noteholders. (a) Any notice, direction, instruction, request or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Company shall be sufficient for every purpose hereunder if given or served by facsimile transmission or other electronic transmission or by courier (except as otherwise specifically provided herein) or by mail addressed (until another address of the Company is filed by the Company with the Trustee) to Grupo Financiero Galicia S.A., Calle Tte. Gral. Juan D. Perón 456, 2° Piso (C1038AAJ) City of Buenos Aires, Argentina, Attention: Pedro Alberto Richards, Fax: (54-11) 4331-9183. Any notice, direction, instruction, request or demand by the Company or any Noteholder to or upon the Trustee, the Principal Paying Agent, the Registrar or the Principal Transfer Agent shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt and if given or made at the Corporate Trust Office by an internationally recognized courier or by facsimile or other electronic transmission. Any notice, direction, instruction, request or demand that by any provision of this Indenture is required or permitted to be given or served to or on the Trustee’s Representative in Argentina, Argentine Transfer Agent, Argentine Paying Agent or Co-Registrar, as the case may be, shall be sufficient for every purpose hereunder if given by courier (except as otherwise specifically provided herein) or by mail addressed (until another address of the Trustee’s Representative in Argentina, Co-Registrar, Argentine Paying Agent and Argentine Transfer Agent is provided to the Trustee and the Company) to Banco de Valores S.A., Calle Sarmiento 310 (C1041AAH), City of Buenos Aires, Argentina, Attention: Jorge I. Sáez and Alberto J. Liwski. Any notice, direction, instruction, request or demand that by any provision of this Indenture is required or permitted to be given or served to or on the Luxembourg Paying Agent or Luxembourg Transfer Agent, as the case may be, shall be in writing and shall be sufficient for every purpose hereunder if given by courier, by facsimile transmission or other electronic transmission or by mail addressed (until another address of the Luxembourg Paying Agent and Luxembourg Transfer Agent is provided to the Trustee and the Company) to The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building — Polaris, 2-4 rue Eugène Ruppert, L-2453, Grand Duchy of Luxembourg, Attention: Andres Camacho, Fax: (+352) 24 52 4204.
(b) All notices regarding the Notes will be deemed to have been duly given to the Holders of the Notes (i) if sent by an internationally recognized courier to them (or, in the case of joint Holders, to the first-named in the Register) at their respective addresses as recorded in the Register, and will be deemed to have been validly given on the day on which such notice is actually received, (ii) upon publication in the City of Buenos Aires in the Bulletin of the Buenos Aires Stock Exchange (Boletín de la Bolsa de Comercio de Buenos Aires) and (iii) for so long as such Notes are listed on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, upon publication in a leading newspaper of general circulation in the Grand Duchy of Luxembourg. It is expected that notices in the Grand Duchy of Luxembourg will be published in the Luxemburger Wort. Any such notice will be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is required and made as so required. In the case of Regulation S Global Notes, notices shall be sent to Euroclear or Clearstream, as the case may be, or their nominees (or any successors), as the Holder thereof, and such clearing agency or agencies will communicate such notices to their participants in accordance with their standard procedures.
(c) In addition, the Company shall be required to cause all such other publications of such notices as may be required from time to time by applicable law of Argentina.
(d) Any aforementioned notice (i) if sent by courier to the Company as provided above shall be deemed to have been given, made or served on the day on which the courier confirms delivery to the address specified above, (ii) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Section 12.4 and telephone confirmation of receipt thereof is received, and (iii) if given by publication, or by mail, as provided above.
(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(f) Except as otherwise provided herein or in the Notes, the Company agrees to give the Trustee the English text of any notice that the Company is required to provide to the Noteholders pursuant hereto and to the Notes, at least two days prior to the earliest date on which such notice is required to be given.
(g) In case, by reason of the suspension of or irregularities in regular mail service, the temporary suspension of publication or general circulation of any newspaper or otherwise, it shall be, in the opinion of the Trustee, impracticable to mail or publish notice to the Company and Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
(h) In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission (so long as the Trustee so believes in good faith); and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such good faith reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
SECTION 12.5. Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. (a) Upon any application or demand by or on behalf of the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with in all material respects, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
(b) Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

(c) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include in substance:
(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
(d) Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.
(e) Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.
(f) The Trustee shall make available to any Noteholder as soon as practicable at the Corporate Trust Office or at the office of any Paying Agent, upon written request and upon presentation by such Holder of such evidence of its ownership of its Notes as may be satisfactory to the Trustee, copies of all financial statements and certificates delivered to the Trustee by the Company pursuant to this Indenture or the Notes; provided that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.
SECTION 12.6. Payments Due on Non-Business Days. If the Stated Maturity of such Notes or the date fixed for redemption or repayment of such Notes shall not be a Business Day then payments of interest or principal in respect of such Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity or the date fixed for redemption or repayment, and no interest shall accrue on such payment for the period after such date on account of such delay. If any date on which a payment of interest is due on such Notes shall not be a Business Day then such payment of interest in respect of such Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest shall accrue on such payment for the period after such date on account of such delay.

SECTION 12.7. Governing Law; Consent to Jurisdiction; Waiver of Immunity; Currency Indemnity. (a) This Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “negotiable obligations” under Argentine law, shall be governed by the Negotiable Obligations Law, together with Argentine Business Companies Law and other applicable Argentine laws and regulations.
(b) The governing law provision set forth in clause (a) above with respect to the law of the State of New York shall apply without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
(c) The Company hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York (United States of America), of any Argentine court sitting in the City of Buenos Aires, the BASE’s Arbitral Tribunal and any competent court in the place of its corporate domicile for purposes of any suit, action or proceeding arising out of or related to this Indenture or the Notes. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company also agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided that service of process is effected upon such Person in the manner specified herein.
(d) The Company acknowledges and agrees that the activities contemplated by the provisions of this Indenture are commercial in nature rather than governmental or public and, therefore, acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to any such activities or in any legal action or proceeding arising out of or in any way relating to this Indenture. The Company, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.
(e) The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture or the Notes against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon CT Corporation at 111 8th Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation has agreed to act as the Company’s agent for service of process. The Company agrees that such appointment shall be irrevocable so long as the Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in New York City as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation, as the authorized agent of the Company for service of process, and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

(f) If a judgment or order given or made by any court for the payment of any amount in respect of any Note is expressed in a currency (the “judgment currency”) other than the currency (the “denomination currency”) in which such Notes are denominated or in which such amount is payable, the Company will indemnify the relevant Holder against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order.
SECTION 12.8. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
SECTION 12.9. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 12.10. Series of Notes. For the avoidance of doubt, no “Series I Notes” have been issued or shall be issued, and no “Series I Notes” shall be deemed to be Outstanding at any time, pursuant to the terms of this Indenture.
SECTION 12.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first stated above.

GRUPO FINANCIERO GALICIA S.A.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Principal Paying Agent and Principal Transfer Agent

By:
Name:
Title:

BANCO DE VALORES S.A., as Co-Registrar, Trustee’s Representative in Argentina, Argentine Transfer Agent and Argentine Paying Agent
By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent
By:
Name:
Title:

EXHIBIT A-1
FORM OF REGULATION S GLOBAL NOTE
REGULATION S GLOBAL NOTE
ISIN No.: XS0511059155
Common Code No.: 051105915
Note No.: 1
Common Depositary: The Bank of New York Mellon Depository (Nominees) Limited
GRUPO FINANCIERO GALICIA S.A.
Pursuant to Grupo Financiero Galicia S.A.’s (the “Company”) Global Short-, Medium- and Long-Term Note Program (the “Program”), for a maximum outstanding amount of US$60,000,000, established pursuant to an ordinary shareholders’ meeting of the Company on March 9, 2009 and a meeting of the Board of Directors of the Company on March 9, 2009 (authorized pursuant to Resolution No 16113 of April 29, 2009 of the National Securities Commission (Comision Nacional de Valores or “CNV”)), the issuance of the Class II, Series II Note represented hereby has been resolved and approved, pursuant to a resolution of the Board of Directors of the Company No 383 of April 5, 2010, and authorized by the CNV on May 7, 2010.
The Company was organized as a corporation with limited liability (sociedad anónima) under the laws of Argentina on September 14, 1999, and registered with the Public Registry of Commerce under No. 14.519, Book 7, on September 30, 1999, with a duration until June 30, 2100, and its registered domicile is at Calle Tte. Gral. Juan D. Perón 456, 2nd Floor (C1038AAJ) City of Buenos Aires, Argentina.
In accordance with Article 3 of the by-laws of the Company, the Company’s corporate purpose is to undertake, for its own behalf or on behalf of third parties, in Argentina or outside of Argentina, the following activities: (1) purchase, maintain and administer shareholdings and investments, (2) participate in the establishment and creation of companies, contribute capital to existing companies or to be formed for purposes of undertaking financing operations past and future, (3) purchase, sell, negotiate and subscribe for any class of securities, shares, bonds or other securities, (4) incur or make loans, (5) operate in any activity relating to capital markets or markets for goods, in or outside of Argentina and (6) subject to the appropriate shareholder approval, issue bonds or other negotiable obligations.
The authorized capital of the Company as of March 31, 2010, the date of its most recent financial statements, was $1,241,407,017 Pesos and its net shareholders’ equity was $2,100,951,877.23 Pesos.
Prior to the Date of Issuance, the Company issued, under the Program on June 4, 2009, Class I notes in an aggregate amount of $45,000,000 in two series: Series I, which was canceled on May 31, 2010 and Series II, which mature on May 25, 2011.

A1-1

CLASS II, SERIES II GLOBAL NOTE

representing
US$18,143,291
8% Class II, Series II Notes due May 29, 2012

[INSERT NOTES LEGEND]
UNLESS THIS REGULATION S GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) OR CLEARSTREAM BANKING CORPORATION (“CLEARSTREAM”) TO GRUPO FINANCIERO GALICIA S.A., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY REGULATION S GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK MELLON DEPOSITORY (NOMINEES) LIMITED AS THE COMMON DEPOSITARY FOR EUROCLEAR AND CLEARSTREAM (THE “COMMON DEPOSITARY”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS REGULATION S GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY OR SUCCESSOR THEREOF OR NOMINEES OF EUROCLEAR AND CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS REGULATION S GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.

A1-2

CLASS: II
SERIES: II
SPECIFIED CURRENCY: US DOLLARS (“Dollars”)
PRINCIPAL AMOUNT: US$18,143,291
ISSUE DATE: June 8, 2010
MATURITY DATE: May 29, 2012
INTEREST: 8% per annum
INTEREST PAYMENT DATES: December 5, 2010, June 3, 2011, November 30, 2011 and May 29, 2012
OTHER TERMS AND CONDITIONS:
GRUPO FINANCIERO GALICIA S.A., a company duly organized and existing under the laws of Argentina (herein called the “Company”, which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Common Depositary or its nominee or its registered assigns pursuant to the terms and conditions of this Series II Note, in a single payment, the amount of US$18,143,291 (the “Principal Amount”), and to pay interest thereon from June 8, 2010 (the “Date of Issuance”) as set forth below, at a fixed interest rate of 8% per annum, until the principal hereof is paid or made available for payment. The Series II Note will mature on May 29, 2012 (the “Maturity Date”).
Interest on this Series II Note will be payable in four installments on December 5, 2010, June 3, 2011, November 30, 2011 and May 29, 2012; provided, that, to the extent that a payment of interest is due with respect to this Series II Note during the Restricted Period, the date on which such interest payment is due shall be the Business Day immediately succeeding the last day of the Restricted Period; provided, further, that the amount of such interest to be paid by the Company at the conclusion of the Restricted Period shall be calculated as of the applicable interest payment date set forth in this Series II Note and shall not include the time period, if any, between such interest payment date and the date on which payment is actually made (each such installment, an “Interest Payment Date” and, together with the Maturity Date and any redemption date, the “Payment Dates”). Interest on this Series II Note shall be computed on the basis of a 365-day year and considering the actual number of days elapsed. Any amounts due, payable and unpaid in respect of this Series II Note will accrue interest at a rate per annum (in addition to any other interest that may otherwise be applicable with respect to such amounts) equal to 2% (the “Default Interest”); provided, that, for the avoidance of doubt, no such interest will accrue on any principal or interest that is due during the Restricted Period.

A1-3

The interest (except Default Interest) and principal so payable, and punctually paid or duly provided for, on any Payment Date will be paid to the Person in whose name this Series II Note is registered at the close of business on the regular record date for such interest and principal, which shall be November 20, 2010, May 19, 2011, November 15, 2011 or May 14, 2012 (whether or not a Business Day), as the case may be, immediately preceding such Payment Date (the “Regular Record Date”).
Reference is hereby made to the further provisions of this Series II Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used but not otherwise defined herein and on the reverse hereof shall have their meanings as defined in the Indenture. The provisions of this Series II Note do not purport to be complete and are subject to and qualified in their entirety by reference to, the provisions of the Indenture.
Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof, this Series II Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A1-4

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed manually or by facsimile by its duly authorized officers.

Dated:	GRUPO FINANCIERO GALICIA S.A.

By

Name:
		Title:	Director

By

Name:
		Title:	Syndic

A1-5

CERTIFICATE OF AUTHENTICATION
This is one of the Series II Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

A1-6

[REVERSE OF SERIES II NOTE]
This Regulation S Global Note is one of a duly authorized issue of securities of the Company designated as its 8% Class II Series II Notes due May 29, 2012 (herein called the “Series II Notes”), issued under an indenture as amended, supplemented or otherwise modified from time to time (herein called the “Indenture”) dated as of June 8, 2010, among (i) the Company, (ii) The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”), registrar (in such capacity, the “Registrar”), paying agent (in such capacity, the “Principal Paying Agent”), and transfer agent (in such capacity, the “Principal Transfer Agent”), (iii) Banco de Valores S.A., a (sociedad anónima) duly incorporated and existing under the laws of The Republic of Argentina authorized to conduct a banking business, as the Trustee’s representative in Argentina (in such capacity, the “Trustee’s Representative in Argentina”), co-registrar (in such capacity, the “Co-Registrar”), Argentine transfer agent (the “Argentine Transfer Agent”) and Argentine paying agent (the “Argentine Paying Agent”), and (iv) The Bank of New York Mellon (Luxembourg) S.A., a corporation (société anonyme) organized under the laws of the Grand Duchy of Luxembourg, as Luxembourg paying agent (in such capacity, the “Luxembourg Paying Agent” and, together with the Argentine Paying Agent, the Principal Paying Agent and any other paying agent appointed by the Company to act in such capacity in accordance with the terms hereof (including the Trustee), the “Paying Agents”) and Luxembourg transfer agent (in such capacity, the “Luxembourg Transfer Agent” and, together with the Argentine Transfer Agent, the Principal Transfer Agent and any other transfer agent appointed by the Company to act in such capacity in accordance with the terms hereof (including the Trustee), the “Transfer Agents”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Series II Notes, and of the terms upon which the Series II Notes are, and are to be, authenticated and delivered.
Section 1. General Terms of the Series II Notes
This Series II Note is issued by the Company pursuant to the Indenture. The Series II Notes will mature on May 29, 2012. Holders of Series II Notes will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. Copies of the Indenture are available for inspection at the Corporate Trust Office of the Trustee.
In the event of any discrepancies between the provisions or definitions of this Series II Note and the ones in the Indenture, the provisions and definitions of this Series II Note will control.
Section 2. Transfer of Registered Series II Notes; Replacement
Series II Notes will be issued in denominations that are integral multiples of US$1. A Holder may register the transfer or exchange of Series II Notes in accordance with the Indenture. The Co-Registrar or Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees and/or charges contemplated in this Section 2. The Co-Registrar or Registrar need not register the transfer or exchange of any Series II Notes selected for redemption (except the non-prepaid portion of any Series II Note being redeemed in part). Also, it need not register the transfer or exchange of any Series II Note for a period of 15 days before a selection of Series II Notes to be redeemed is made.

A1-1

No Holder may require the exchange or transfer of a Series II Note or interests therein in a Regulation S Global Note to be registered during the 15-day period ending on any Payment Date with respect to that Series II Note.
Notwithstanding anything to the contrary set forth in this Note, during the Restricted Period, (i) this Note shall only be held through Euroclear and/or Clearstream and (ii) this Note shall not be transferred or exchanged in any manner that would result in a violation of this limitation.
Each Series II Note will be numbered serially with an identifying number that will be recorded in a register (the “Register”) that will be kept by the Company at the offices of the Registrar and of the Trustee. Title to registered Series II Notes will pass by and upon registration in the Register. “Holder” means the person in whose name a Series II Note is registered in the Register. The Holder of any Series II Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the Holder.
The Trustee will not charge the Holders of Series II Notes for the costs and expenses associated with the exchange, transfer or registration of transfer of the Series II Notes. The Trustee may, however, charge the Holders of Series II Notes for certain delivery expenses as well as any applicable stamp duty, tax or other governmental charges associated with such exchange, transfer or registration.
If a Series II Note becomes mutilated, defaced, destroyed, lost or stolen, and upon receipt of a written request for such replacement from the Holder thereof by the Company, with a copy to the Trustee or the applicable Registrar, the Company may issue, and the Trustee will authenticate and deliver, a substitute Series II Note. In each case, the applicant for a substitute Series II Note will be required to furnish to the Trustee, Registrar, Co-Registrar and the Company and any agent therefor (and to the applicable Transfer Agent at whose offices the applicant presents the Series II Note for exchange) an indemnity under which it will agree to pay the Trustee, Registrar, Co-Registrar and such Transfer Agent, if applicable, the Company and any agent therefor, for any losses they may suffer relating to the replacement of the Series II Note that was mutilated, defaced, destroyed, lost or stolen. In the case of a Series II Note that was mutilated or defaced, the applicant for a substitute Series II Note shall submit the mutilated or defaced Series II Note to the Company. In addition, the Company and the Trustee may also require that the applicant present other documents or proof. The applicant will be required to pay all expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen Series II Note.

A1-2

Section 3. Ranking
The Company’s payment obligations under the Series II Notes will, except as is or may be provided by Argentine law, at all times rank pari passu in right of payment with all of the Company’s other unsecured and unsubordinated obligations that are not, by their terms, expressly subordinated in right of payment to the Series II Notes.
Section 4. Payments of Principal and Interest
Interest (except Default Interest) and principal on this Series II Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name such Series II Note is registered on the Register at the close of business on the Regular Record Date.
Payments in respect of the principal of and interest on this Series II Note will be made by the Principal Paying Agent in the City of New York, by the Argentine Paying Agent in the City of Buenos Aires as provided below, by the Luxembourg Paying Agent with respect to any payments to be made in the Grand Duchy of Luxembourg or, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company for such purpose. Payments in respect of principal on this Series II Note at the Payment Date will be made only against surrender of this Series II Note.
If any Payment Date is not a Business Day, the Trustee will make the payment on the next Business Day and no interest will accrue for such period of time.
Any payment under this Series II Note will be made by the Company by transfer of the relevant amount in Dollars from Argentina into the applicable account of the Principal Paying Agent opened in New York City, as informed by the Trustee. In the event that the Company is unable to buy Dollars: (i) directly, by purchasing Dollars at the foreign exchange market in Argentina and subsequently transferring them to the Principal Paying Agent in New York, or (ii) to the extent not prohibited by law, indirectly, by purchasing with Pesos any series of Argentine Discount Bonds or Argentine Par Bonds or any other securities or public or private bonds issued in Argentina and denominated in Dollars and transferring and selling such securities outside of Argentina for Dollars, or (iii) by means of any other legal procedure existing in Argentina for the purchase of Dollars and their subsequent transfer abroad (any such mechanism established in clauses (i), (ii) and (iii) above hereinafter referred to as “Purchase of Dollars”), because of any legal, regulatory or Argentine currency exchange restrictions, or because the Purchase of Dollars has become impossible due to reasons beyond the Company’s control, then the Company will discharge its payment obligations under this Series II Note by transferring the amount of Pesos (or such other currency that is the legal currency of Argentina at the time) equal to the amount of principal and interest, as applicable, or other amounts due hereunder, on the applicable Payment Date to the Argentine Paying Agent prior to 4:30 p.m., City of Buenos Aires time (for credit to the banking account(s) in the City of Buenos Aires as designated by the Trustee, the Common Depositary or the Company, as applicable), for subsequent transfer by the Argentine Paying Agent to the Peso banking account, in Argentina, of the representative of Euroclear and Clearstream (in the case of a Regulation S Global Note), as instructed by the Trustee, the Common Depositary or the Company, as applicable, for subsequent transfer by such representatives, as appropriate, to the

A1-3

accounts of Euroclear and Clearstream or any other applicable representative. The amount of Pesos to be paid will be calculated by the Company based on the Dollar exchange rate using the Applicable Exchange Rate and will be notified in writing to the Trustee on the Business Day of the applicable Payment Date. Payments in Pesos by the Company in Argentina made in accordance with this paragraph will constitute compliance by the Company with its payment obligations on account of this Series II Note and will not constitute a default by the Company hereunder; accordingly, the Holders of the Series II Notes (including this Series II Note) will not be entitled to any additional payments or acceleration of any terms whatsoever as a result of such payment being made in Pesos in accordance with this paragraph. In the event that it becomes possible again to effect the Purchase of Dollars, the Company will be obligated to make payments on the basis of the terms set forth in the first sentence of this paragraph. All costs and taxes payable in connection with the procedures referred to in (i), (ii) and (iii) above shall be borne by the Company.
Section 5. Early Redemption Due to Tax Reasons
The Company will have no right to redeem all or any portion of the Series II Notes except as provided in the paragraph below.
If as a result of any change in or amendment to the laws, executive orders, instructions, international treaties to which Argentina is party, rules and/or regulations of Argentina or any resolution or pronunciation of any political subdivision or tax authority thereof or therein, or any change in the official position or interpretation associated with application of any such laws, executive orders, instructions, international treaties, rules and/or regulations (including, among others, interpretation by a court of competent jurisdiction), occurring on or after the Date of Issuance, the Company is obligated to pay Additional Amounts (as defined below) at a rate in excess of any Additional Amount payable as of the Date of Issuance, the Company will be entitled to redeem the Series II Notes in full or in part. Early redemption will only take place after the Company has informed the CNV of an occurrence of an event that authorizes early redemption of the Series II Notes, duly accompanied by an opinion from the auditors to the Company and an opinion from counsel of recognized standing which clearly shows that such an event has actually occurred. The Series II Notes will be redeemed at 100% (one hundred percent) of their then outstanding principal amount, including any Additional Amounts with respect thereto, as of the date of redemption, plus interest accrued as of the date of any such redemption. The Company will notify Holders of its decision to redeem the Series II Notes by written notice to Euroclear and Clearstream and publication according to Section 10 herein at least 30 calendar days before the intended date of redemption, on which date the Company will make available to the Holders the outstanding principal amount and interest of the Series II Note, in accordance with the terms of the said notice and the procedure established herein.
Section 6. Covenants
For so long as the Series II Notes remain Outstanding:
Payment of Principal, Additional Amounts, if any, and Interest.
The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, Additional Amounts, if any, and interest on the Series II Notes in accordance with the terms of the Series II Notes and the Indenture.

A1-4

Limitation on Consolidation, Merger, Sale or Conveyance of Assets.
The Company shall not merge, sell or otherwise transfer all or a Significant Portion of its assets, unless:
(a) such sale or transfer is conducted in the ordinary course of business of the Company (which include, without limitation, transfers of assets to trusts or for securitization purposes);
(b) at least 80% of the proceeds of such sales or transfers of Significant Portion of Assets are fully applied to activities in the ordinary course of the Company’s business; or
(c) immediately after giving effect to any such merger, sale or transfer of a Significant Portion of Assets:
(i) no Event of Default has occurred and is continuing and no event, act or condition has occurred, which with notice or lapse of time, or both, would constitute an Event of Default; or
(ii) (x) the successor by merger or the acquirer of all the assets of the Company or a Significant Portion thereof, assumes the payment obligations of principal and interest and other payment obligations of the Company, including under this Series II Note and the Indenture, as if such new entity would have been the original issuer of the Series II Notes, or (y) if the Company is the successor by merger, it timely complies with all payment obligations under the Series II Notes.
Change of Control.
The Company shall not permit the occurrence of a Change of Control (as defined below).
Limitation on Liens.
Except for Permitted Liens, the Company shall not create, incur, assume or permit to exist any Lien, on its present or future assets, as security for any Indebtedness, unless before or at the same time, the Company’s obligations under this Series II Note are secured equally and ratably with any such Indebtedness. Notwithstanding the above mentioned, the Company may, without any need to secure the Series II Notes, issue secured notes, provided that the aggregate amount of any and all Indebtedness of the Company secured by any Lien, including any Lien arising in connection with such issuance, does not exceed, as of the date of creation thereof, 5% of the aggregate non-consolidated assets of the Company pursuant to its most recent financial statements.

A1-5

Corporate Existence.
The Company shall (a) maintain its corporate existence and all the necessary registrations; (b) take all actions as necessary to maintain the validity of all authorizations, rights and privileges that are necessary or convenient in the ordinary course of the Company’s business, activities and operations; and (c) keep all of its assets in good working order, unless not doing so will not have a material adverse effect on the Company’s business, activities and operations or financial condition.
Compliance with Laws, Rules and Regulations.
The Company shall comply with all applicable laws, rules, regulations, orders and directives from any governmental or regulatory authority in Argentina or any regional or local authority thereof or therein that has jurisdiction over the Company or the Company’s business, and shall comply with all covenants and other obligations included in any agreements to which the Company is a party, except where the failure to comply therewith would not have a material adverse effect on the consolidated Company’s business, activities and operations or financial condition.
Insurance.
The Company shall maintain insurance with responsible and reputable insurance companies, in the amounts and for the risks for which insurance is reasonable and prudent, taking into account all the applicable circumstances.
Notice of Default.
The Company shall promptly notify, in accordance with Section 12.4 of the Indenture, the Trustee in writing of the occurrence of any Event of Default or any condition or event that, through service of notice or the passing of time or any other condition or any combination of the above, would become – unless remedied or waived – an Event of Default. Each notice sent in accordance with the terms of this subsection shall state that it constitutes a “notice of default” hereunder, and shall be accompanied by an Officers’ Certificate of the Company stating the details of the Event of Default mentioned therein, and explaining what steps the Company intends to take in that respect.
Ranking.
The Company shall ensure that its obligations under this Series II Note are at all times general, direct, unsubordinated and unconditional obligations of the Company that rank pari passu at all times in terms of priority for payment with other Notes of the same class and/or series and with all other unsubordinated and unsecured Indebtedness of the Company whether now or hereafter outstanding, subject to any mandatory preferences under applicable law.
Listing.
The Company will use its best efforts to obtain and maintain listing of the Series II Notes on the Official List of the Luxembourg Stock Exchange and to trade them on the Euro MTF market of that exchange, and on the BASE and to trade them in the Mercado Abierto Electrónico S. A. (“MAE”) in Argentina.

A1-6

Books and Records.
The Company shall maintain accounting books and records in accordance with Argentine GAAP and the regulations applicable to the Company.
Section 7. Additional Amounts
Any and all present and future taxes in any jurisdiction that are assessed based on any acts, contracts and transactions associated with the issuance of and subscription for the Series II Notes shall be exclusively borne by the Company. The Company shall pay the outstanding principal amount, and any interest with respect thereto, of this Series II Note without any deduction for or on account of, any taxes, duties, assessments, liens, withholding or transfer expenses, whether in force as of the date of subscription or established at any time in the future by any authority in Argentina, irrespective of the origin or cause thereof. Accordingly, in the event that as a result of legal or regulatory requirements, or due to the interpretation of any such legal or regulatory requirements, the Company is under an obligation to pay or withhold any such amounts, the Company shall make any such payments or withholdings at its own expense, in such a manner that, after any and all withholdings or deductions so are made, the Holder of this Series II Note receives the same amount it would have received if no such withholding or deduction had been made. Notwithstanding the foregoing, no Additional Amounts shall be paid by the Company (i) to the Holder of this Series II Note if covered by the provisions of Title VI of the Argentine Income Tax Act (Ley de Impuesto a las Ganancias) – except for entities governed by the provisions of Act No. 21,526 of Financial Entities (Ley No. 21,526 de Entidades Financieras) (the “Financial Institutions Act”) – in connection with income tax payable by them; (ii) in connection with the tax on credits and debits into bank accounts of any nature held with entities governed by the provisions of the Financial Institutions Act; (iii) where the Company is mandated by law to make a withholding and/or deduction by reason of, or on account of, the personal assets tax (Ley de Impuesto sobre los Bienes Personales); (iv) with respect to any tax, assessment or other governmental charges imposed or levied over successions, inheritance, estate, legacy, donation, sale, transfer or similar taxes; (v) where any such withholding and/or deduction is imposed as a result of failure by the Holder of this Series II Note, or any other Person, to comply with any information reporting requirements under applicable law – including, without limitation, laws, executive orders, resolutions, written instructions from the Argentine Federal Public Income Administration (Administración Federal de Ingresos Públicos) and/or international treaties to which Argentina is a party — whether or not such Holder of this Series II Note or Person has the legal capacity to comply with such requirements: information, documents, statements or other certificates pursuant to the conditions required under applicable law with respect to the nationality, residence, identity, legal nature or relationship with Argentina of any such Holder of this Series II Note or Person, or other material information required or imposed by applicable laws as a condition precedent or a requirement to eliminate and/or reduce such deductions and/or withholdings due to a tax, duty, assessment or other governmental charges of whatever nature imposed, so long as the compliance with any such requirements is commercially reasonable; (vi) when any such withholdings and/or deductions result from a connection between the Holder of this Series II Note and Argentina (or any of its political subdivisions or authorities), other than solely holding this Series II Note, the right to demand compliance or payment under this Series II Note, or payments of principal, interests and/or other amounts under this Series II Note; (vii) for any tax, duty, assessment or other governmental charges of whatever nature imposed or levied and payable in a manner different from withholding or deduction of the payments made with respect to this Series II Note; and/or (viii) any combination of (i) to (vii) above.

A1-7

If the Holders of the Series II Notes do not furnish all of, or part of, the information, documents or other forms of evidence duly required by the Company pursuant to applicable regulations, including, without limitation, laws, decrees, resolutions, written instructions from the Argentine Federal Public Income Administration and/or international treaties to which Argentina is a party, the Company shall not pay any Additional Amounts with respect to such Holder’s or Holders’, as applicable, Series II Notes and shall withhold or deduct the maximum amount required by Argentine law, provided, however, that the burden placed on the relevant Holders to comply with these requirements is commercially reasonable and that the Company has given notice to such Holders at least 30 days in advance that they must comply with these requirements.
Section 8. Events of Default
“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a) the Company shall default in the payment of principal on the Series II Notes and continuance of such default for a period of 7 Business Days; or
(b) the acceleration of the outstanding principal amount on all of the Series III Notes at that time Outstanding; or
(c) the Company shall default in the payment of any interest (or premium or Additional Amounts, if any) on any Series II Note when it becomes due and payable on any Payment Date, and continuance of such default for a period of 14 Business Days; or
(d) the Company fails to perform or observe any covenant or its obligations under the Series II Notes or the Indenture, and such failure continues for a term of 60 Business Days after the Company and the Trustee receive written notice stating such default and demanding that it be remedied, from Holders of Series II Notes representing at least 5% of the outstanding principal amount of the Series II Notes at the time Outstanding; or
(e) (i) the Company files an out of court reorganization proceeding (acuerdo preventivo extrajudicial), or (ii) the Company files for reorganization or commences a bankruptcy proceeding, or (iii) the Company is adjudged as bankrupt or insolvent by a competent court pursuant to a final, non-appealable judgment, or (iv) the Company is dissolved, or (v) the Company acknowledges in writing that it is unable to pay its debts generally as they become due, or (vi) the validity or enforceability of any document signed in connection with the Series II Notes is contested by the Company; or

A1-8

(f) the Company shall default in the payment of debts generally as they become due (except for any Indebtedness of the Company outstanding as of the Date of Issuance) in an outstanding principal amount of US$10,000,000, and such default shall continue for more than the grace period, if any, originally applicable thereto; or
(g) any final judgment or judgments or court resolutions by a competent authority (and with appropriate judicial efficacy) is rendered against the Company for the payment of money in an aggregate amount equal to or in excess of, separately or collectively, US$10,000,000, and such judgment shall not be waived, satisfied or discharged for any period of 30 Business Days from the payment date specified in the applicable final judgment(s);
then, (1) following the occurrence of any Event of Default set forth in clauses (a), (b), (c), (f) and (g) above and so long as such Event of Default is continuing, the Holders of at least 25% of the principal amount of the Series II Notes at the time Outstanding may, upon written notice to the Company and the Trustee, declare all Series II Notes at that time Outstanding to be immediately due and payable, plus all interest accrued thereon until the date of payment, (2) following the occurrence of the Event of Default described in clause (d) above and so long as such Event of Default is continuing, the Holders of at least 1/3 of the outstanding total principal amount of the Series II Notes, may, upon written notice to the Company and the Trustee, declare the outstanding total principal amount of all of the Series II Notes at that time Outstanding to be immediately due and payable, plus all interest accrued thereon until the date of payment and (3) following the occurrence of the Event of Default described in clause (e) above, the outstanding total principal amount of all of the Series II Notes at that time Outstanding shall be immediately due and payable, plus all interest accrued thereon until the date of payment.
Any acceleration under the terms of clauses (1) or (2) above may be terminated by the Holders representing no less than a majority of the total outstanding principal amount of the Series II Notes in accordance with Section 4.1(d) of the Indenture.
After any such acceleration, and unless all such Events of Default are remedied or waived as described above, the total outstanding principal amount of the Series II Notes at the time Outstanding, will be immediately due and payable, plus all interest accrued thereon until the date of payment, if any, together with any other amounts due and payable under the Notes, if any.
The foregoing provisions shall be without prejudice to the right accorded to any individual Holder to initiate actions against the Company under Article 29 of the Negotiable Obligations Law.
Section 9. Paying Agents; Transfer Agents; Registrars
The Company has initially appointed The Bank of New York Mellon as Principal Paying Agent, Principal Transfer Agent and Registrar. The Company has initially appointed The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent and Luxembourg Transfer Agent and Banco de Valores S.A. as Co-Registrar, Argentine Transfer Agent and Argentine Paying Agent (acting solely in the limited capacity set forth in Section 2.7(j) of the Indenture and Section 4 hereof). The Company may at any time appoint new Paying Agents, new Transfer Agents and new Registrars.

A1-9

Section 10. Notices
Notices to the Company, the Trustee and the Holders shall be given as provided in Section 12.4 of the Indenture.
Section 11. Governing Law
(a) The Negotiable Obligations Law governs the requirements for the Series II Notes to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver this Series II Note and the authorization of the public offering of this Series II Note by the CNV. All other matters in respect of the Series II Notes and the Indenture are governed by the laws of the State of New York, United States of America. The governing law provision set forth in the prior sentence with respect to the law of the State of New York shall apply without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 12. Consent to Service of Process; Jurisdiction
The Company hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York (United States of America), any Argentine court sitting in the City of Buenos Aires, the BASE’s Arbitral Tribunal and any competent court in the place of its corporate domicile for purposes of any suit, action or proceeding arising out of or related to this Series II Note. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company also agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court of the jurisdiction of which such party is subject by a suit upon such judgment; provided that service of process is effected upon such Person in the manner specified herein.
The Company acknowledges and agrees that the activities contemplated by the provisions of this Series II Note are commercial in nature rather than governmental or public and, therefore, acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to any such activities or in any legal action or proceeding arising out of or in any way relating to this Series II Note. The Company, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

A1-10

The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Series II Notes against the Company in any court of the State of New York or any United States federal court, sitting in the Borough of Manhattan, New York City may be made upon CT Corporation at 111 8th Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation has agreed to act as the Company’s agent for service of process. The Company agrees that such appointment shall be irrevocable so long as the Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in New York City as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and affect as aforesaid. If CT Corporation shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation, as the authorized agent of the Company for service of process, and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
If a judgment or order given or made by any court for the payment of any amount in respect of any Note is expressed in a currency (the “judgment currency”) other than the currency (the “denomination currency”) in which such Notes are denominated or in which such amount is payable, the Company will indemnify the relevant Holder against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order.
Section 13. Certain Definitions
“Additional Amounts” means any amounts required to be paid by the Company in accordance with the terms hereof as may be necessary so that every payment made to the Holders after deducting or withholding an amount paid by the Company for or on account of any taxes, duties, assessments, liens, withholding or transfer expenses, whether in force as of the date of subscription, or established at any time in the future by an authority in Argentina, shall not be less than the amount that the Holder of this Series II Note receives had no such withholding or deduction been made.

A1-11

“Applicable Exchange Rate” means, as applicable, (i) the last average available as of 2:00 p.m., City of Buenos Aires time, on the applicable Payment Date, for the daily Peso/US dollar exchange rate published by EMTA (the Trade Association for the Emerging Markets) on its webpage (https://mbrservices.net/emtatest/history.asp) in the “Rate” column or to the extent that the currency exchange rate referred to in this clause is not available, (ii) the average selling exchange rate indicated or established as of 2:00 p.m., City of Buenos Aires time, on the applicable Payment Date, by the following banks in Argentina: Banco de Galicia y Buenos Aires S.A., Banco Santander Rio S.A., BBVA Banco Frances S.A., Deutsche Bank S.A. and HSBC Bank Argentina S.A. (or, to the extent that one or all of such banks no longer exists, a similar bank or banks) or, to the extent not available, (iii) the implicit exchange rate between the listed Peso price and the listed Dollar price on the MAE, at the close of business of the Business Day immediately prior to the applicable Payment Date for the purchase of the bond with the largest trading volume on the MAE trading in Pesos and US dollars or, to the extent not available, (iv) the implicit exchange rate resulting from the relationship between the first available seller position listing in Pesos on the MAE, as of 12:00 p.m., City of Buenos Aires time, on the applicable Payment Date, of the bond with the most significant trading volume on the MAE and that is traded on a New York stock exchange, divided by the Dollar purchase price for the same bond on such New York stock exchange. In order to calculate the Dollar purchase price on such New York stock exchange, the average of the first available quote of such bond obtained from at least three internationally recognized banks shall be utilized.
“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open, or not authorized to close, in the City of New York and the City of Buenos Aires and the Grand Duchy of Luxembourg.
“Change of Control” means the occurrence of any of the following, the Company ceases (i) to own securities representing the majority of the capital stock of Banco de Galicia y Buenos Aires S.A., and/or (ii) to have the ability to nominate, directly or indirectly a majority of the members of the board of directors of Banco de Galicia y Buenos Aires S.A., and/or (iii) to have the power to direct or cause the direction of the management and policies of Banco de Galicia y Buenos Aires S.A., directly or indirectly, whether by written agreement or otherwise, as necessary to direct decisions at Banco de Galicia y Buenos Aires S.A.’s shareholders’ meetings.
“Hedge Agreements” means, in respect of any Person, such Person’s hedge agreements in connection with derivatives transactions, including interest rates, interest rate swaps, cap and collar agreements, interest rate futures and options, currency swap agreements, currency futures and options, and similar agreements that enable such Person to hedge financial and operating risks.

A1-12

“Indebtedness” means with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money, (b) any amount raised by such Person pursuant to any bonds, notes, debentures or any similar instrument, (c) all indebtedness of such Person for the deferred purchase price of property or services, all indebtedness of conditional sales and all indebtedness under agreements with reservation of title until payment in full (excluding commercial debt and other indebtedness entered into in the ordinary course of business of such Person), (d) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (e) Liens and other contingent obligations of such Person with respect to all indebtedness of the types described in clause (a) to (d) of this definition, (f) all indebtedness of the types described in clause (a) to (e) of this definition secured by any Liens on any property owned by such Person, (g) all indebtedness due and payable under Hedge Agreements of such Person; provided, however, that the term “Indebtedness” shall not include any of the following liabilities of the Company: (1) deposits in or amounts collected by the Company (excluding amounts borrowed or obtained by the Company or its Subsidiaries under loans), (2) any check, promissory note, deposit certificate, draft, bill of exchange issued, accepted or endorsed by the Company, (3) any transaction in which the Company acts solely as agent, (4) and agreement to purchase or repurchase securities, currency or to accept loans and (5) letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued.
“Lien” means any mortgage, charge, pledge, guaranty assignment, trust assignment, guaranty, lien or other encumbrances, or preferential arrangement.
“Permitted Liens” means: (a) any existing Lien as of the date hereof, (b) Liens or privileges incurred or created in the ordinary course of business or under applicable laws in connection with or to secure the performance of bids, tenders, contracts, leases, statutory obligations, and mechanics’, materialmen’, workers’, repairsmen’ employees’ warehousemens’, carrier’s or other like Liens (except, for the avoidance of doubts, Liens created to secure Indebtedness), (c) Liens created over assets securing Indebtedness incurred or assumed to finance, totally or partially, the construction, acquisition or improvements costs of such asset, Liens created or affecting simultaneously, or within 180 days from the construction, the acquisition of or improvements to such asset, (d) any Liens created in favor of the Company, (e) Liens granted with respect to: (i) special lines of credit or advancements granted to the Company by or through local or foreign government entities or (ii) any Hedge Agreements, (f) any Lien over any asset existing upon the acquisition of such asset and that was created in connection with such asset acquisition, (g) any Liens securing extensions, renewals or refinancing of Indebtedness secured by the types of Liens described in clause (a), (c), (e) or (f) above, provided that, such new Lien is limited to the asset secured by the original Lien immediately before such extension, renewal or refinancing, and provided, further, that the principal amount of the Indebtedness guaranteed by such original Lien is not increased immediately before such extension, renewal or refinancing, (h) (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due (including as part of applicable extensions) or (ii) Liens arising out of the existence of judgments or awards, in circumstances not constituting an Event of Default or (iii) any Liens created as taxes or other legal Liens or other Liens arising as a matter of law, so long as such Liens are released within the 90 days following the date in which they are created or determined or (iv) any other Lien not otherwise permitted pursuant to this Series II Note, including Liens related to the issuance of secured notes under the Program, so long as on the date of the creation of Liens all Indebtedness of the Company secured by any such Lien –including the new Lien–, has an unpaid principal amount not exceeding 5% of the total assets of the Company pursuant to its latest non-consolidated financial statements.

A1-13

“Person” means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity, or government or any agency or political subdivision thereof.
“Peso” means the lawful currency of the Republic of Argentina or any replacing currency.
“Restricted Period” means, with respect to this Note, the period of 40 days after the distribution of the Notes, as notified to the Trustee in writing by the Company.
“Significant Portion” means those assets of the Company that represent more than 50% of the assets of the Company according to its most recent quarterly or annual consolidated financial statements.
“US$”, “US dollars” and “Dollars” means the currency of the United States of America which at the relevant time is legal tender for the payment of public or private debts.

A1-14

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S SERIES II GLOBAL NOTE *
The following exchanges of a part of this Regulation S Global Note for an interest in a Certificated Note, or exchanges of a part of a Certificated Note for an interest in this Regulation S Global Note, have been made:

Principal amount
	Amount of decrease in	Amount of increase in	of this Regulation S
	principal amount of	principal amount of	Global Note following	Signature of authorized
	this Regulation S	this Regulation S	such decrease	officer of Trustee or
Date of Exchange	Global Note	Global Note	(or increase)	Common Depositary

*	This schedule should be included only if the Note is issued in global form.

A1-15

EXHIBIT A-2
FORM OF REGULATION S GLOBAL NOTE
REGULATION S GLOBAL NOTE
ISIN No.: XS0511059312
Common Code No.: 051105931
Note No.: 1
Common Depositary: The Bank of New York Mellon Depository (Nominees) Limited
GRUPO FINANCIERO GALICIA S.A.
Pursuant to Grupo Financiero Galicia S.A.’s (the “Company”) Global Short-, Medium- and Long-Term Note Program (the “Program”), for a maximum outstanding amount of US$60,000,000, established pursuant to an ordinary shareholders’ meeting of the Company on March 9, 2009 and a meeting of the Board of Directors of the Company on March 9, 2009 (authorized pursuant to Resolution No 16113 of April 29, 2009 of the National Securities Commission (Comision Nacional de Valores or “CNV”)), the issuance of the Class II, Series III Note represented hereby has been resolved and approved, pursuant to a resolution of the Board of Directors of the Company No 383 of April 5, 2010, and authorized by the CNV on May 7, 2010.
The Company was organized as a corporation with limited liability (sociedad anónima) under the laws of Argentina on September 14, 1999, and registered with the Public Registry of Commerce under No. 14.519, Book 7, on September 30, 1999, with a duration until June 30, 2100, and its registered domicile is at Calle Tte. Gral. Juan D. Perón 456, 2nd Floor (C1038AAJ) City of Buenos Aires, Argentina.
In accordance with Article 3 of the by-laws of the Company, the Company’s corporate purpose is to undertake, for its own behalf or on behalf of third parties, in Argentina or outside of Argentina, the following activities: (1) purchase, maintain and administer shareholdings and investments, (2) participate in the establishment and creation of companies, contribute capital to existing companies or to be formed for purposes of undertaking financing operations past and future, (3) purchase, sell, negotiate and subscribe for any class of securities, shares, bonds or other securities, (4) incur or make loans, (5) operate in any activity relating to capital markets or markets for goods, in or outside of Argentina and (6) subject to the appropriate shareholder approval, issue bonds or other negotiable obligations.
The authorized capital of the Company as of March 31, 2010, the date of its most recent financial statements, was $1,241,407,017 Pesos and its net shareholders’ equity was $2,100,951,877.23 Pesos.
Prior to the Date of Issuance, the Company issued, under the Program on June 4, 2009, Class I notes in an aggregate amount of $45,000,000 in two series: Series I, which was canceled on May 31, 2010 and Series II, which mature on May 25, 2011.

A2-1

CLASS II, SERIES III GLOBAL NOTE

representing
US$26,856,709
9% Class II, Series III Notes due May 21, 2013

[INSERT NOTES LEGEND]
UNLESS THIS REGULATION S GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) OR CLEARSTREAM BANKING CORPORATION (“CLEARSTREAM”) TO GRUPO FINANCIERO GALICIA S.A., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY REGULATION S GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK MELLON DEPOSITORY (NOMINEES) LIMITED AS THE COMMON DEPOSITARY FOR EUROCLEAR AND CLEARSTREAM (THE “COMMON DEPOSITARY”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS REGULATION S GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY OR SUCCESSOR THEREOF OR NOMINEES OF EUROCLEAR AND CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS REGULATION S GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.

A2-2

CLASS: II
SERIES: III
SPECIFIED CURRENCY: US DOLLARS (“Dollars”)
PRINCIPAL AMOUNT: US$26,856,709
ISSUE DATE: June 8, 2010
MATURITY DATE: May 21, 2013
INTEREST: 9% per annum
INTEREST PAYMENT DATES: December 5, 2010, June 3, 2011, November 30, 2011, May 28, 2012, November
24, 2012 and May 21, 2013
OTHER TERMS AND CONDITIONS:
GRUPO FINANCIERO GALICIA S.A., a company duly organized and existing under the laws of Argentina (herein called the “Company”, which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Common Depositary or its nominee or its registered assigns pursuant to the terms and conditions of this Series III Note, in a single payment, the amount of US$26,856,709 (the “Principal Amount”), and to pay interest thereon from June 8, 2010 (the “Date of Issuance”) as set forth below, at a fixed interest rate of 9% per annum, until the principal hereof is paid or made available for payment. The Series III Note will mature on May 21, 2013 (the “Maturity Date”).
Interest on this Series III Note will be payable in six installments on December 5, 2010, June 3, 2011, November 30, 2011, May 28, 2012, November 24, 2012 and May 21, 2013; provided, that, to the extent that a payment of interest is due with respect to this Series III Note during the Restricted Period, the date on which such interest payment is due shall be the Business Day immediately succeeding the last day of the Restricted Period; provided, further, that the amount of such interest to be paid by the Company at the conclusion of the Restricted Period shall be calculated as of the applicable interest payment date set forth in this Series III Note and shall not include the time period, if any, between such interest payment date and the date on which payment is actually made (each such installment, an “Interest Payment Date” and, together with the Maturity Date and any redemption date, the “Payment Dates”). Interest on this Series III Note shall be computed on the basis of a 365-day year and considering the actual number of days elapsed. Any amounts due, payable and unpaid in respect of this Series III Note will accrue interest at a rate per annum (in addition to any other interest that may otherwise be applicable with respect to such amounts) equal to 2% (the “Default Interest”); provided, that, for the avoidance of doubt, no such interest will accrue on any principal or interest that is due during the Restricted Period.

A2-3

The interest (except Default Interest) and principal so payable, and punctually paid or duly provided for, on any Payment Date will be paid to the Person in whose name this Series III Note is registered at the close of business on the regular record date for such interest and principal, which shall be November 20, 2010, May 19, 2011, November 15, 2011, May 13, 2012, November 9, 2012 or May 6, 2013 (whether or not a Business Day), as the case may be, immediately preceding such Payment Date (the “Regular Record Date”).
Reference is hereby made to the further provisions of this Series III Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used but not otherwise defined herein and on the reverse hereof shall have their meanings as defined in the Indenture. The provisions of this Series III Note do not purport to be complete and are subject to and qualified in their entirety by reference to, the provisions of the Indenture.
Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof, this Series III Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A2-4

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed manually or by facsimile by its duly authorized officers.

Dated:	GRUPO FINANCIERO GALICIA S.A.

By

Name:
		Title:	Director

By

Name:
		Title:	Syndic

A2-5

CERTIFICATE OF AUTHENTICATION
This is one of the Series III Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

A2-6

[REVERSE OF SERIES III NOTE]
This Regulation S Global Note is one of a duly authorized issue of securities of the Company designated as its 9% Class II Series III Notes due May 21, 2013 (herein called the “Series III Notes”), issued under an indenture as amended, supplemented or otherwise modified from time to time (herein called the “Indenture”) dated as of June 8, 2010, among (i) the Company, (ii) The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”), registrar (in such capacity, the “Registrar”), paying agent (in such capacity, the “Principal Paying Agent”), and transfer agent (in such capacity, the “Principal Transfer Agent”), (iii) Banco de Valores S.A., a (sociedad anónima) duly incorporated and existing under the laws of The Republic of Argentina authorized to conduct a banking business, as the Trustee’s representative in Argentina (in such capacity, the “Trustee’s Representative in Argentina”), co-registrar (in such capacity, the “Co-Registrar”), Argentine transfer agent (the “Argentine Transfer Agent”) and Argentine paying agent (the “Argentine Paying Agent”), and (iv) The Bank of New York Mellon (Luxembourg) S.A., a corporation (société anonyme) organized under the laws of the Grand Duchy of Luxembourg, as Luxembourg paying agent (in such capacity, the “Luxembourg Paying Agent” and, together with the Argentine Paying Agent, the Principal Paying Agent and any other paying agent appointed by the Company to act in such capacity in accordance with the terms hereof (including the Trustee), the “Paying Agents”) and Luxembourg transfer agent (in such capacity, the “Luxembourg Transfer Agent” and, together with the Argentine Transfer Agent, the Principal Transfer Agent and any other transfer agent appointed by the Company to act in such capacity in accordance with the terms hereof (including the Trustee), the “Transfer Agents”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Series III Notes, and of the terms upon which the Series III Notes are, and are to be, authenticated and delivered.
Section 1. General Terms of the Series III Notes
This Series III Note is issued by the Company pursuant to the Indenture. The Series III Notes will mature on May 21, 2013. Holders of Series III Notes will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. Copies of the Indenture are available for inspection at the Corporate Trust Office of the Trustee.
In the event of any discrepancies between the provisions or definitions of this Series III Note and the ones in the Indenture, the provisions and definitions of this Series III Note will control.
Section 2. Transfer of Registered Series III Notes; Replacement
Series III Notes will be issued in denominations that are integral multiples of US$1. A Holder may register the transfer or exchange of Series III Notes in accordance with the Indenture. The Co-Registrar or Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees and/or charges contemplated in this Section 2. The Co-Registrar or Registrar need not register the transfer or exchange of any Series III Notes selected for redemption (except the non-prepaid portion of any Series III Note being redeemed in part). Also, it need not register the transfer or exchange of any Series III Note for a period of 15 days before a selection of Series III Notes to be redeemed is made.

A2-1

No Holder may require the exchange or transfer of a Series III Note or interests therein in a Regulation S Global Note to be registered during the 15-day period ending on any Payment Date with respect to that Series III Note.
Notwithstanding anything to the contrary set forth in this Note, during the Restricted Period, (i) this Note shall only be held through Euroclear and/or Clearstream and (ii) this Note shall not be transferred or exchanged in any manner that would result in a violation of this limitation.
Each Series III Note will be numbered serially with an identifying number that will be recorded in a register (the “Register”) that will be kept by the Company at the offices of the Registrar and of the Trustee. Title to registered Series III Notes will pass by and upon registration in the Register. “Holder” means the person in whose name a Series III Note is registered in the Register. The Holder of any Series III Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the Holder.
The Trustee will not charge the Holders of Series III Notes for the costs and expenses associated with the exchange, transfer or registration of transfer of the Series III Notes. The Trustee may, however, charge the Holders of Series III Notes for certain delivery expenses as well as any applicable stamp duty, tax or other governmental charges associated with such exchange, transfer or registration.
If a Series III Note becomes mutilated, defaced, destroyed, lost or stolen, and upon receipt of a written request for such replacement from the Holder thereof by the Company, with a copy to the Trustee or the applicable Registrar, the Company may issue, and the Trustee will authenticate and deliver, a substitute Series III Note. In each case, the applicant for a substitute Series III Note will be required to furnish to the Trustee, Registrar, Co-Registrar and the Company and any agent therefor (and to the applicable Transfer Agent at whose offices the applicant presents the Series III Note for exchange) an indemnity under which it will agree to pay the Trustee, Registrar, Co-Registrar and such Transfer Agent, if applicable, the Company and any agent therefor, for any losses they may suffer relating to the replacement of the Series III Note that was mutilated, defaced, destroyed, lost or stolen. In the case of a Series III Note that was mutilated or defaced, the applicant for a substitute Series III Note shall submit the mutilated or defaced Series III Note to the Company. In addition, the Company and the Trustee may also require that the applicant present other documents or proof. The applicant will be required to pay all expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen Series III Note.

A2-2

Section 3. Ranking
The Company’s payment obligations under the Series III Notes will, except as is or may be provided by Argentine law, at all times rank pari passu in right of payment with all of the Company’s other unsecured and unsubordinated obligations that are not, by their terms, expressly subordinated in right of payment to the Series III Notes.
Section 4. Payments of Principal and Interest
Interest (except Default Interest) and principal on this Series III Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name such Series III Note is registered on the Register at the close of business on the Regular Record Date.
Payments in respect of the principal of and interest on this Series III Note will be made by the Principal Paying Agent in the City of New York, by the Argentine Paying Agent in the City of Buenos Aires as provided below, by the Luxembourg Paying Agent with respect to any payments to be made in the Grand Duchy of Luxembourg or, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company for such purpose. Payments in respect of principal on this Series III Note at the Payment Date will be made only against surrender of this Series III Note.
If any Payment Date is not a Business Day, the Trustee will make the payment on the next Business Day and no interest will accrue for such period of time.
Any payment under this Series III Note will be made by the Company by transfer of the relevant amount in Dollars from Argentina into the applicable account of the Principal Paying Agent opened in New York City, as informed by the Trustee. In the event that the Company is unable to buy Dollars: (i) directly, by purchasing Dollars at the foreign exchange market in Argentina and subsequently transferring them to the Principal Paying Agent in New York, or (ii) to the extent not prohibited by law, indirectly, by purchasing with Pesos any series of Argentine Discount Bonds or Argentine Par Bonds or any other securities or public or private bonds issued in Argentina and denominated in Dollars and transferring and selling such securities outside of Argentina for Dollars, or (iii) by means of any other legal procedure existing in Argentina for the purchase of Dollars and their subsequent transfer abroad (any such mechanism established in clauses (i), (ii) and (iii) above hereinafter referred to as “Purchase of Dollars”), because of any legal, regulatory or Argentine currency exchange restrictions, or because the Purchase of Dollars has become impossible due to reasons beyond the Company’s control, then the Company will discharge its payment obligations under this Series III Note by transferring the amount of Pesos (or such other currency that is the legal currency of Argentina at the time) equal to the amount of principal and interest, as applicable, or other amounts due hereunder, on the applicable Payment Date to the Argentine Paying Agent prior to 4:30 p.m., City of Buenos Aires time (for credit to the banking account(s) in the City of Buenos Aires as designated by the Trustee, the Common Depositary or the Company, as applicable), for subsequent transfer by the Argentine Paying Agent to the Peso banking account, in Argentina, of the representative of Euroclear and Clearstream (in the case of a Regulation S Global Note), as instructed by the Trustee, the Common Depositary or the Company, as applicable, for subsequent transfer by such representatives, as appropriate, to the

A2-3

accounts of Euroclear and Clearstream or any other applicable representative. The amount of Pesos to be paid will be calculated by the Company based on the Dollar exchange rate using the Applicable Exchange Rate and will be notified in writing to the Trustee on the Business Day of the applicable Payment Date. Payments in Pesos by the Company in Argentina made in accordance with this paragraph will constitute compliance by the Company with its payment obligations on account of this Series III Note and will not constitute a default by the Company hereunder; accordingly, the Holders of the Series III Notes (including this Series III Note) will not be entitled to any additional payments or acceleration of any terms whatsoever as a result of such payment being made in Pesos in accordance with this paragraph. In the event that it becomes possible again to effect the Purchase of Dollars, the Company will be obligated to make payments on the basis of the terms set forth in the first sentence of this paragraph. All costs and taxes payable in connection with the procedures referred to in (i), (ii) and (iii) above shall be borne by the Company.
Section 5. Early Redemption Due to Tax Reasons
The Company will have no right to redeem all or any portion of the Series III Notes except as provided in the paragraph below.
If as a result of any change in or amendment to the laws, executive orders, instructions, international treaties to which Argentina is party, rules and/or regulations of Argentina or any resolution or pronunciation of any political subdivision or tax authority thereof or therein, or any change in the official position or interpretation associated with application of any such laws, executive orders, instructions, international treaties, rules and/or regulations (including, among others, interpretation by a court of competent jurisdiction), occurring on or after the Date of Issuance, the Company is obligated to pay Additional Amounts (as defined below) at a rate in excess of any Additional Amount payable as of the Date of Issuance, the Company will be entitled to redeem the Series III Notes in full or in part. Early redemption will only take place after the Company has informed the CNV of an occurrence of an event that authorizes early redemption of the Series III Notes, duly accompanied by an opinion from the auditors to the Company and an opinion from counsel of recognized standing which clearly shows that such an event has actually occurred. The Series III Notes will be redeemed at 100% (one hundred percent) of their then outstanding principal amount, including any Additional Amounts with respect thereto, as of the date of redemption, plus interest accrued as of the date of any such redemption. The Company will notify Holders of its decision to redeem the Series III Notes by written notice to Euroclear and Clearstream and publication according to Section 10 herein at least 30 calendar days before the intended date of redemption, on which date the Company will make available to the Holders the outstanding principal amount and interest of the Series III Note, in accordance with the terms of the said notice and the procedure established herein.
Section 6. Covenants
For so long as the Series III Notes remain Outstanding:
Payment of Principal, Additional Amounts, if any, and Interest.
The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, Additional Amounts, if any, and interest on the Series III Notes in accordance with the terms of the Series III Notes and the Indenture.

A2-4

Limitation on Consolidation, Merger, Sale or Conveyance of Assets.
The Company shall not merge, sell or otherwise transfer all or a Significant Portion of its assets, unless:
(d) such sale or transfer is conducted in the ordinary course of business of the Company (which include, without limitation, transfers of assets to trusts or for securitization purposes);
(e) at least 80% of the proceeds of such sales or transfers of Significant Portion of Assets are fully applied to activities in the ordinary course of the Company’s business; or
(f) immediately after giving effect to any such merger, sale or transfer of a Significant Portion of Assets:
(iii) no Event of Default has occurred and is continuing and no event, act or condition has occurred, which with notice or lapse of time, or both, would constitute an Event of Default; or
(iv) (x) the successor by merger or the acquirer of all the assets of the Company or a Significant Portion thereof, assumes the payment obligations of principal and interest and other payment obligations of the Company, including under this Series III Note and the Indenture, as if such new entity would have been the original issuer of the Series III Notes, or (y) if the Company is the successor by merger, it timely complies with all payment obligations under the Series III Notes.
Change of Control.
The Company shall not permit the occurrence of a Change of Control (as defined below).
Limitation on Liens.
Except for Permitted Liens, the Company shall not create, incur, assume or permit to exist any Lien, on its present or future assets, as security for any Indebtedness, unless before or at the same time, the Company’s obligations under this Series III Note are secured equally and ratably with any such Indebtedness. Notwithstanding the above mentioned, the Company may, without any need to secure the Series III Notes, issue secured notes, provided that the aggregate amount of any and all Indebtedness of the Company secured by any Lien, including any Lien arising in connection with such issuance, does not exceed, as of the date of creation thereof, 5% of the aggregate non-consolidated assets of the Company pursuant to its most recent financial statements.

A2-5

Corporate Existence.
The Company shall (a) maintain its corporate existence and all the necessary registrations; (b) take all actions as necessary to maintain the validity of all authorizations, rights and privileges that are necessary or convenient in the ordinary course of the Company’s business, activities and operations; and (c) keep all of its assets in good working order, unless not doing so will not have a material adverse effect on the Company’s business, activities and operations or financial condition.
Compliance with Laws, Rules and Regulations.
The Company shall comply with all applicable laws, rules, regulations, orders and directives from any governmental or regulatory authority in Argentina or any regional or local authority thereof or therein that has jurisdiction over the Company or the Company’s business, and shall comply with all covenants and other obligations included in any agreements to which the Company is a party, except where the failure to comply therewith would not have a material adverse effect on the consolidated Company’s business, activities and operations or financial condition.
Insurance.
The Company shall maintain insurance with responsible and reputable insurance companies, in the amounts and for the risks for which insurance is reasonable and prudent, taking into account all the applicable circumstances.
Notice of Default.
The Company shall promptly notify, in accordance with Section 12.4 of the Indenture, the Trustee in writing of the occurrence of any Event of Default or any condition or event that, through service of notice or the passing of time or any other condition or any combination of the above, would become – unless remedied or waived – an Event of Default. Each notice sent in accordance with the terms of this subsection shall state that it constitutes a “notice of default” hereunder, and shall be accompanied by an Officers’ Certificate of the Company stating the details of the Event of Default mentioned therein, and explaining what steps the Company intends to take in that respect.
Ranking.
The Company shall ensure that its obligations under this Series III Note are at all times general, direct, unsubordinated and unconditional obligations of the Company that rank pari passu at all times in terms of priority for payment with other Notes of the same class and/or series and with all other unsubordinated and unsecured Indebtedness of the Company whether now or hereafter outstanding, subject to any mandatory preferences under applicable law.
Listing.
The Company will use its best efforts to obtain and maintain listing of the Series III Notes on the Official List of the Luxembourg Stock Exchange and to trade them on the Euro MTF market of that exchange, and on the BASE and to trade them in Mercado Abierto Electrónico S. A. (“MAE”) in Argentina.

A2-6

Books and Records.
The Company shall maintain accounting books and records in accordance with Argentine GAAP and the regulations applicable to the Company.
Section 7. Additional Amounts
Any and all present and future taxes in any jurisdiction that are assessed based on any acts, contracts and transactions associated with the issuance of and subscription for the Series III Notes shall be exclusively borne by the Company. The Company shall pay the outstanding principal amount, and any interest with respect thereto, of this Series III Note without any deduction for or on account of, any taxes, duties, assessments, liens, withholding or transfer expenses, whether in force as of the date of subscription or established at any time in the future by any authority in Argentina, irrespective of the origin or cause thereof. Accordingly, in the event that as a result of legal or regulatory requirements, or due to the interpretation of any such legal or regulatory requirements, the Company is under an obligation to pay or withhold any such amounts, the Company shall make any such payments or withholdings at its own expense, in such a manner that, after any and all withholdings or deductions so are made, the Holder of this Series III Note receives the same amount it would have received if no such withholding or deduction had been made. Notwithstanding the foregoing, no Additional Amounts shall be paid by the Company (i) to the Holder of this Series III Note if covered by the provisions of Title VI of the Argentine Income Tax Act (Ley de Impuesto a las Ganancias) – except for entities governed by the provisions of Act No. 21,526 of Financial Entities (Ley No. 21,526 de Entidades Financieras) (the “Financial Institutions Act”) – in connection with income tax payable by them; (ii) in connection with the tax on credits and debits into bank accounts of any nature held with entities governed by the provisions of the Financial Institutions Act; (iii) where the Company is mandated by law to make a withholding and/or deduction by reason of, or on account of, the personal assets tax (Ley de Impuesto sobre los Bienes Personales); (iv) with respect to any tax, assessment or other governmental charges imposed or levied over successions, inheritance, estate, legacy, donation, sale, transfer or similar taxes; (v) where any such withholding and/or deduction is imposed as a result of failure by the Holder of this Series III Note, or any other Person, to comply with any information reporting requirements under applicable law – including, without limitation, laws, executive orders, resolutions, written instructions from the Argentine Federal Public Income Administration (Administración Federal de Ingresos Públicos) and/or international treaties to which Argentina is a party — whether or not such Holder of this Series III Note or Person has the legal capacity to comply with such requirements: information, documents, statements or other certificates pursuant to the conditions required under applicable law with respect to the nationality, residence, identity, legal nature or relationship with Argentina of any such Holder of this Series III Note or Person, or other material information required or imposed by applicable laws as a condition precedent or a requirement to eliminate and/or reduce such deductions and/or withholdings due to a tax, duty, assessment or other governmental charges of whatever nature imposed, so long as the compliance with any such requirements is commercially reasonable; (vi) when any such withholdings and/or deductions result from a connection between the Holder of this Series III Note and Argentina (or any of its political subdivisions or authorities), other than solely holding this Series III Note, the right to demand compliance or payment under this Series III Note, or payments of principal, interests and/or other amounts under this Series III Note; (vii) for any tax, duty, assessment or other governmental charges of whatever nature imposed or levied and payable in a manner different from withholding or deduction of the payments made with respect to this Series III Note; and/or (viii) any combination of (i) to (vii) above.

A2-7

If the Holders of the Series III Notes do not furnish all of, or part of, the information, documents or other forms of evidence duly required by the Company pursuant to applicable regulations, including, without limitation, laws, decrees, resolutions, written instructions from the Argentine Federal Public Income Administration and/or international treaties to which Argentina is a party, the Company shall not pay any Additional Amounts with respect to such Holder’s or Holders’, as applicable, Series III Notes and shall withhold or deduct the maximum amount required by Argentine law, provided, however, that the burden placed on the relevant Holders to comply with these requirements is commercially reasonable and that the Company has given notice to such Holders at least 30 days in advance that they must comply with these requirements.
Section 8. Events of Default
“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a) the Company shall default in the payment of principal on the Series III Notes and continuance of such default for a period of 7 Business Days; or
(b) the acceleration of the outstanding principal amount on all of the Series II Notes at that time Outstanding; or
(c) the Company shall default in the payment of any interest (or premium or Additional Amounts, if any) on any Series III Note when it becomes due and payable on any Payment Date, and continuance of such default for a period of 14 Business Days; or
(d) the Company fails to perform or observe any covenant or its obligations under the Series III Notes or the Indenture, and such failure continues for a term of 60 Business Days after the Company and the Trustee receive written notice stating such default and demanding that it be remedied, from Holders of Series III Notes representing at least 5% of the outstanding principal amount of the Series III Notes at the time Outstanding; or
(e) (i) the Company files an out of court reorganization proceeding (acuerdo preventivo extrajudicial), or (ii) the Company files for reorganization or commences a bankruptcy proceeding, or (iii) the Company is adjudged as bankrupt or insolvent by a competent court pursuant to a final, non-appealable judgment, or (iv) the Company is dissolved, or (v) the Company acknowledges in writing that it is unable to pay its debts generally as they become due, or (vi) the validity or enforceability of any document signed in connection with the Series III Notes is contested by the Company; or

A2-8

(f) the Company shall default in the payment of debts generally as they become due (except for any Indebtedness of the Company outstanding as of the Date of Issuance) in an outstanding principal amount of US$10,000,000, and such default shall continue for more than the grace period, if any, originally applicable thereto; or
(g) any final judgment or judgments or court resolutions by a competent authority (and with appropriate judicial efficacy) is rendered against the Company for the payment of money in an aggregate amount equal to or in excess of, separately or collectively, US$10,000,000, and such judgment shall not be waived, satisfied or discharged for any period of 30 Business Days from the payment date specified in the applicable final judgment(s);
then, (1) following the occurrence of any Event of Default set forth in clauses (a), (b), (c), (f) and (g) above and so long as such Event of Default is continuing, the Holders of at least 25% of the principal amount of the Series III Notes at the time Outstanding may, upon written notice to the Company and the Trustee, declare all Series III Notes at that time Outstanding to be immediately due and payable, plus all interest accrued thereon at the date of payment, (2) following the occurrence of the Event of Default described in clause (d) above and so long as such Event of Default is continuing, the Holders of at least 1/3 of the outstanding total principal amount of the Series III Notes, may, upon written notice to the Company and the Trustee, declare the outstanding total principal amount of all of the Series III Notes at that time Outstanding to be immediately due and payable, plus all interest accrued thereon until the date of payment and (3) following the occurrence of the Event of Default described in clause (e) above, the outstanding total principal amount of all of the Series III Notes at that time Outstanding shall be immediately due and payable, plus all interest accrued thereon until the date of payment.
Any acceleration under the terms of clauses (1) or (2) above may be terminated by the Holders representing no less than a majority of the total outstanding principal amount of the Series III Notes in accordance with Section 4.1(d) of the Indenture.
After any such acceleration, and unless all such Events of Default are remedied or waived as described above, the total outstanding principal amount of the Series III Notes at the time Outstanding, will be immediately due and payable, plus all interest accrued thereon until the date of payment, if any, together with any other amounts due and payable under the Notes, if any.
The foregoing provisions shall be without prejudice to the right accorded to any individual Holder to initiate actions against the Company under Article 29 of the Negotiable Obligations Law.
Section 9. Paying Agents; Transfer Agents; Registrars
The Company has initially appointed The Bank of New York Mellon as Principal Paying Agent, Principal Transfer Agent and Registrar. The Company has initially appointed The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent and Luxembourg Transfer Agent and Banco de Valores S.A. as Co-Registrar, Argentine Transfer Agent and Argentine Paying Agent (acting solely in the limited capacity set forth in Section 2.7(j) of the Indenture and Section 4 hereof). The Company may at any time appoint new Paying Agents, new Transfer Agents and new Registrars.

A2-9

Section 10. Notices
Notices to the Company, the Trustee and the Holders shall be given as provided in Section 12.4 of the Indenture.
Section 11. Governing Law
(b) The Negotiable Obligations Law governs the requirements for the Series III Notes to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver this Series III Note and the authorization of the public offering of this Series III Note by the CNV. All other matters in respect of the Series III Notes and the Indenture are governed by the laws of the State of New York, United States of America. The governing law provision set forth in the prior sentence with respect to the law of the State of New York shall apply without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 12. Consent to Service of Process; Jurisdiction
The Company hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York (United States of America), any Argentine court sitting in the City of Buenos Aires, the BASE’s Arbitral Tribunal and any competent court in the place of its corporate domicile for purposes of any suit, action or proceeding arising out of or related to this Series III Note. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company also agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court of the jurisdiction of which such party is subject by a suit upon such judgment; provided that service of process is effected upon such Person in the manner specified herein.
The Company acknowledges and agrees that the activities contemplated by the provisions of this Series III Note are commercial in nature rather than governmental or public and, therefore, acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to any such activities or in any legal action or proceeding arising out of or in any way relating to this Series III Note. The Company, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

A2-10

The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Series III Notes against the Company in any court of the State of New York or any United States federal court, sitting in the Borough of Manhattan, New York City may be made upon CT Corporation at 111 8th Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation has agreed to act as the Company’s agent for service of process. The Company agrees that such appointment shall be irrevocable so long as the Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in New York City as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and affect as aforesaid. If CT Corporation shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation, as the authorized agent of the Company for service of process, and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
If a judgment or order given or made by any court for the payment of any amount in respect of any Note is expressed in a currency (the “judgment currency”) other than the currency (the “denomination currency”) in which such Notes are denominated or in which such amount is payable, the Company will indemnify the relevant Holder against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order.
Section 13. Certain Definitions
“Additional Amounts” means any amounts required to be paid by the Company in accordance with the terms hereof as may be necessary so that every payment made to the Holders after deducting or withholding an amount paid by the Company for or on account of any taxes, duties, assessments, liens, withholding or transfer expenses, whether in force as of the date of subscription, or established at any time in the future by an authority in Argentina, shall not be less than the amount that the Holder of this Series III Note receives had no such withholding or deduction been made.

A2-11

“Applicable Exchange Rate” means, as applicable, (i) the last average available as of 2:00 p.m., City of Buenos Aires time, on the applicable Payment Date, for the daily Peso/US dollar exchange rate published by EMTA (the Trade Association for the Emerging Markets) on its webpage (https://mbrservices.net/emtatest/history.asp) in the “Rate” column or to the extent that the currency exchange rate referred to in this clause is not available, (ii) the average selling exchange rate indicated or established as of 2:00 p.m., City of Buenos Aires time, on the applicable Payment Date, by the following banks in Argentina: Banco de Galicia y Buenos Aires S.A., Banco Santander Rio S.A., BBVA Banco Frances S.A., Deutsche Bank S.A. and HSBC Bank Argentina S.A. (or, to the extent that one or all of such banks no longer exists, a similar bank or banks) or, to the extent not available, (iii) the implicit exchange rate between the listed Peso price and the listed Dollar price on the MAE, at the close of business of the Business Day immediately prior to the applicable Payment Date for the purchase of the bond with the largest trading volume on the MAE trading in Pesos and US dollars or, to the extent not available, (iv) the implicit exchange rate resulting from the relationship between the first available seller position listing in Pesos on the MAE, as of 12:00 p.m., City of Buenos Aires time, on the applicable Payment Date, of the bond with the most significant trading volume on the MAE and that is traded on a New York stock exchange, divided by the Dollar purchase price for the same bond on such New York stock exchange. In order to calculate the Dollar purchase price on such New York stock exchange, the average of the first available quote of such bond obtained from at least three internationally recognized banks shall be utilized.
“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open, or not authorized to close, in the City of New York and the City of Buenos Aires and the Grand Duchy of Luxembourg.
“Change of Control” means the occurrence of any of the following, the Company ceases (i) to own securities representing the majority of the capital stock of Banco de Galicia y Buenos Aires S.A., and/or (ii) to have the ability to nominate, directly or indirectly a majority of the members of the board of directors of Banco de Galicia y Buenos Aires S.A., and/or (iii) to have the power to direct or cause the direction of the management and policies of Banco de Galicia y Buenos Aires S.A., directly or indirectly, whether by written agreement or otherwise, as necessary to direct decisions at Banco de Galicia y Buenos Aires S.A.’s shareholders’ meetings.
“Hedge Agreements” means, in respect of any Person, such Person’s hedge agreements in connection with derivatives transactions, including interest rates, interest rate swaps, cap and collar agreements, interest rate futures and options, currency swap agreements, currency futures and options, and similar agreements that enable such Person to hedge financial and operating risks.

A2-12

“Indebtedness” means with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money, (b) any amount raised by such Person pursuant to any bonds, notes, debentures or any similar instrument, (c) all indebtedness of such Person for the deferred purchase price of property or services, all indebtedness of conditional sales and all indebtedness under agreements with reservation of title until payment in full (excluding commercial debt and other indebtedness entered into in the ordinary course of business of such Person), (d) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (e) Liens and other contingent obligations of such Person with respect to all indebtedness of the types described in clause (a) to (d) of this definition, (f) all indebtedness of the types described in clause (a) to (e) of this definition secured by any Liens on any property owned by such Person, (g) all indebtedness due and payable under Hedge Agreements of such Person; provided, however, that the term “Indebtedness” shall not include any of the following liabilities of the Company: (1) deposits in or amounts collected by the Company (excluding amounts borrowed or obtained by the Company or its Subsidiaries under loans), (2) any check, promissory note, deposit certificate, draft, bill of exchange issued, accepted or endorsed by the Company, (3) any transaction in which the Company acts solely as agent, (4) and agreement to purchase or repurchase securities, currency or to accept loans and (5) letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued.
“Lien” means any mortgage, charge, pledge, guaranty assignment, trust assignment, guaranty, lien or other encumbrances, or preferential arrangement.
“Permitted Liens” means: (a) any existing Lien as of the date hereof, (b) Liens or privileges incurred or created in the ordinary course of business or under applicable laws in connection with or to secure the performance of bids, tenders, contracts, leases, statutory obligations, and mechanics’, materialmen’, workers’, repairsmen’ employees’ warehousemens’, carrier’s or other like Liens (except, for the avoidance of doubts, Liens created to secure Indebtedness), (c) Liens created over assets securing Indebtedness incurred or assumed to finance, totally or partially, the construction, acquisition or improvements costs of such asset, Liens created or affecting simultaneously, or within 180 days from the construction, the acquisition of or improvements to such asset, (d) any Liens created in favor of the Company, (e) Liens granted with respect to: (i) special lines of credit or advancements granted to the Company by or through local or foreign government entities or (ii) any Hedge Agreements, (f) any Lien over any asset existing upon the acquisition of such asset and that was created in connection with such asset acquisition, (g) any Liens securing extensions, renewals or refinancing of Indebtedness secured by the types of Liens described in clause (a), (c), (e) or (f) above, provided that, such new Lien is limited to the asset secured by the original Lien immediately before such extension, renewal or refinancing, and provided, further, that the principal amount of the Indebtedness guaranteed by such original Lien is not increased immediately before such extension, renewal or refinancing, (h) (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due (including as part of applicable extensions) or (ii) Liens arising out of the existence of judgments or awards, in circumstances not constituting an Event of Default or (iii) any Liens created as taxes or other legal Liens or other Liens arising as a matter of law, so long as such Liens are released within the 90 days following the date in which they are created or determined or (iv) any other Lien not otherwise permitted pursuant to this Series III Note, including Liens related to the issuance of secured notes under the Program, so long as on the date of the creation of Liens all Indebtedness of the Company secured by any such Lien –including the new Lien–, has an unpaid principal amount not exceeding 5% of the total assets of the Company pursuant to its latest non-consolidated financial statements.

A2-13

“Person” means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity, or government or any agency or political subdivision thereof.
“Peso” means the lawful currency of the Republic of Argentina or any replacing currency.
“Restricted Period” means, with respect to this Note, the period of 40 days after the distribution of the Notes, as notified to the Trustee in writing by the Company.
“Significant Portion” means those assets of the Company that represent more than 50% of the assets of the Company according to its most recent quarterly or annual consolidated financial statements.
“US$”, “US dollars” and “Dollars” means the currency of the United States of America which at the relevant time is legal tender for the payment of public or private debts.

A2-14

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S SERIES III GLOBAL NOTE *
The following exchanges of a part of this Regulation S Global Note for an interest in a Certificated Note, or exchanges of a part of a Certificated Note for an interest in this Regulation S Global Note, have been made:

Principal amount
	Amount of decrease in	Amount of increase in	of this Regulation S
	principal amount of	principal amount of	Global Note following	Signature of authorized
	this Regulation S	this Regulation S	such decrease	officer of Trustee or
Date of Exchange	Global Note	Global Note	(or increase)	Common Depositary

*	This schedule should be included only if the Note is issued in global form.

A2-15

EXHIBIT B-1
FORM OF REGULATION S TRANSFER CERTIFICATE
Grupo Financiero Galicia S.A.
Calle Tte. Gral. Juan D. Perón 456, 2nd Floor (C1038AAJ)
City of Buenos Aires, Provincia de Buenos Argentina
Argentina
The Bank of New York Mellon, as Trustee (the “Trustee”)
Re:	8% Class II, Series II Notes due May 29, 2012 / 9% Class II, Series III Notes due May 21, 2013 (the “Notes”) of Grupo Financiero Galicia S.A. (the “Company”)
Reference is hereby made to the Indenture, dated as of June 8, 2010 (the “Indenture”), by and among the Company, the Trustee and the other parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. Other terms shall have the meanings given to them in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”).
[NOTE: INSERT [A] FOR TRANSFERS OF LEGENDED CERTIFICATED NOTES TO TRANSFEREES THAT TAKE DELIVERY IN INTERESTS IN A REGULATION S GLOBAL NOTE. INSERT [B] FOR TRANSFERS OF LEGENDED CERTIFICATED NOTES TO TRANSFEREES THAT TAKE DELIVERY IN CERTIFICATED NOTES. INSERT [C] FOR TRANSFERS OF INTERESTS IN A REGULATION S GLOBAL NOTE TO TRANSFEREES THAT TAKE DELIVERY IN LEGENDED CERTIFICATED NOTES.]
[A] This letter relates to US$                     principal amount of Notes which are held in the form of Legended Certificated Notes registered in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such Legended Certificated Notes for a beneficial interest in a Regulation S Global Note (ISIN No.                     ) to be held with [Euroclear] [Clearstream] (Common Code No.                     ) in the name of the Common Depositary.
[B] This letter relates to US$                     principal amount of Notes which are held in the form of Legended Certificated Notes registered in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such Legended Certificated Notes for Legended Certificated Notes registered in the name of [insert name of transferee].
[C] This letter relates to US$                     principal amount of Notes which are held in the form of a beneficial interest in a Regulation S Global Note (ISIN No.                     ) with [Euroclear] [Clearstream] registered in the name of the Common Depositary on behalf of [name of beneficial holder] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest for Legended Certificated Notes registered in the name of [insert name of transferee].

2
[NOTE: INSERT [D] IN ALL CASES.]
[D] In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:
(1) the offer of the Notes was not made to a person in the United States;
[(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,] */
[(3) the transaction was executed in, on or through the facilities of a designated offshore Notes market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,] */
(4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and
(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Dealers named in the offering documents of the Program and the Notes distributed by the Company in connection with the sale of the Notes.

*/	Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

3
You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:	[Insert Name of Transferor]

By:

Name
Title:
Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

4
EXHIBIT B-2
FORM OF REGULATION S EXCHANGE CERTIFICATE
Grupo Financiero Galicia S.A.
Calle Tte. Gral. Juan D. Perón 456, 2nd Floor (C1038AAJ)
City of Buenos Aires, Provincia de Buenos Argentina
Argentina
The Bank of New York Mellon, as Trustee (the “Trustee”)
Re:	8% Class II, Series II Notes due May 29, 2012 / 9% Class II, Series III Notes due May 21, 2013 (the “Notes”) of Grupo Financiero Galicia S.A. (the “Company”)
Reference is hereby made to the Indenture dated as of June 8, 2010 (the “Indenture”), by and among the Company, the Trustee and the other parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. Other terms shall have the meanings given to them in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”).
[NOTE: INSERT [A] FOR AN EXCHANGE OF LEGENDED CERTIFICATED NOTES FOR AN INTEREST IN A REGULATION S GLOBAL NOTE. INSERT [B] FOR AN EXCHANGE OF A BENEFICIAL INTEREST IN A REGULATION S GLOBAL NOTE FOR A LEGENDED CERTIFICATED NOTE.]
[A] [This letter relates to US$                     principal amount of Notes which are held in the form of Legended Certificated Notes registered in the name of [insert name of Holder] (the “Holder”). The Holder has requested an exchange of such Legended Certificated Notes for a beneficial interest in a Regulation S Global Note (ISIN No.                     ) to be held with [Euroclear] [Clearstream] (Common Code No.                     ) in the name of the Common Depositary.]
[B] [This letter relates to US$                     principal amount of Notes which are held in the form of a beneficial interest in a Regulation S Global Note (ISIN No.                     ) with [Euroclear] [Clearstream] registered in the name of the Common Depositary on behalf of [name of beneficial holder] (the “Holder”). [Insert name of beneficial owner] has requested an exchange of such beneficial interest for a Legended Certificated Note in the name of the Holder.]
In connection with such request and in respect of such Notes, [the Holder] [insert name of beneficial owner] does hereby certify that it acquired such Notes in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act (or in a transaction exempt from the registration requirements of the Securities Act). ****/

****/	May be used only after the Restricted Period.

5
This certificate and the statements contained herein are made for your benefit and the benefit of the Dealers named in the offering documents of the Program and the Notes distributed by the Company in connection with the sale of the Notes.
You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:	[Insert Name of Holder or Beneficial Owner]

By:

Name
Title:
Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

EXHIBIT C
FORM OF TRANSFER
[Include the following for Notes not bearing the Notes Legend]
TRANSFER NOTICE
FOR VALUE RECEIVED the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto
(Please print or typewrite name and address including postal code of assignee)
this Note and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer such amount of said Note on the books of the Company with full power of substitution in the premises.
Date:

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

FORM OF TRANSFER
[Include the following for Notes bearing the Notes Legend]
TRANSFER NOTICE
FOR VALUE RECEIVED the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto
(Please print or typewrite name and address including postal zip code of assignee)
Insert Taxpayer Identification No.:
this Note and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer such amount of said Note on the books of the Company with full power of substitution in the premises.
In connection with any transfer of this Note occurring prior to the date that is [one] year after the issue date of this Note (provided that the Company or any affiliate of the Company has not acquired this Note during such one-year period), the undersigned confirms that without utilizing any general advertising or general solicitation:
(check one)
☐	This Note is being transferred pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Regulation S under the Securities Act (“Regulation S”) and the address of the person in whose name this Note is to be registered upon transfer is an address outside the United States (as defined in Regulation S); or

☐	This Note is being transferred to a Dealer or to the Company; or

☐	This Note is being transferred pursuant to an exemption from registration under the Securities Act other than as noted above, and documents are being furnished to the Trustee which comply with the conditions of transfer set forth in this Note and the Indenture.
If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such registration of transfer set forth herein and in the Indenture shall have been satisfied.
Date:

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT D
FORM OF NOTES LEGEND
[PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S).
THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE ANY PAYMENT OF PRINCIPAL OR INTEREST HEREON.] [FIRST TWO PARAGRAPHS OF THIS NOTES LEGEND TO BE INCLUDED ONLY DURING THE RESTRICTED PERIOD].
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND ACQUIRED THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (I) (A) IN AN OFFSHORE RESALE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 905 OF REGULATION S UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES,” AND “U.S. PERSONS” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS NOTE MAY BE TRANSFERRED ONLY IN PRINCIPAL AMOUNTS OF US $1 AND INTEGRAL MULTIPLES OF US $1. IF REQUESTED BY GRUPO FINANCIERO GALICIA S.A. OR BY ANY PLACEMENT AGENT SET FORTH IN THE APPLICABLE OFFERING DOCUMENTS, THE TRANSFEREE AGREES TO PROVIDE THE INFORMATION NECESSARY TO DETERMINE WHETHER THE TRANSFER OF THIS SECURITY IS PERMISSIBLE UNDER THE SECURITIES ACT. THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATED TO THE RESALE OR TRANSFER OF RESTRICTED NOTES GENERALLY. BY THE ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.